RECEIVABLES PURCHASE AGREEMENT

                        Dated as of December 31, 1996

                                    Among

                           APR FUNDING CORPORATION

                                  as Seller

                                     and

                   UNIVERSAL PREMIUM ACCEPTANCE CORPORATION

                        individually and as Servicer ,

                                 ANUHCO, INC.

                                  as Parent

                                     and

                       EAGLEFUNDING CAPITAL CORPORATION

                                 as Purchaser

                                     and

                      THE FIRST NATIONAL BANK OF BOSTON

                                   AS AGENT



                              TABLE OF CONTENTS

                            ARTICLE I   PURCHASES AND REINVESTMENTS
SECTION 1.01.  Commitments to Purchase; Limits on
         Purchaser's Obligations................................2
SECTION 1.02.  Purchase Procedures; Assignment of
         Purchaser's Interests..................................2
SECTION 1.03.  Reinvestments....................................3
SECTION 1.04.  Asset Interest; Purchaser's Share................5

                           ARTICLE II   COMPUTATIONAL RULES
SECTION 2.01.  Selection of Asset Tranches......................8
SECTION 2.02.  Computation of Purchaser's Total Investment and
                        Purchaser's Tranche Investment..........9
SECTION 2.03.  Computation of Earned Discount...................9

                           ARTICLE III  SETTLEMENTS
SECTION 3.01.  Settlement Procedures for Collections of
         Principal Receivables.................................10
SECTION 3.02.  Settlement Procedures for Collections of
         Finance Charge Receivables............................11
SECTION 3.03.  General Settlement Procedures...................13
SECTION 3.04.  Deemed Collections; Reduction of Purchaser's
         Total Investment, Etc.................................16
SECTION 3.05.  Payments and Computations, Etc..................18
SECTION 3.06.  Treatment of Collections and Deemed Collections.19
SECTION 3.07.  Repurchases.....................................19
SECTION 3.08.  Custody Arrangement.............................21
SECTION 3.09.  Establishment of Collection Account:
         Investments by Agent..................................21

                           ARTICLE IV   FEES AND YIELD PROTECTION
SECTION 4.01.  Fees............................................24
SECTION 4.02.  Yield Protection................................25
SECTION 4.03.  Funding Losses..................................28

                            ARTICLE V   CONDITIONS OF PURCHASES

SECTION 5.01.  Conditions Precedent to Initial Purchase........28
SECTION 5.02.  Conditions Precedent to All Purchases and
                 Reinvestments.................................32
                           ARTICLE VI   REPRESENTATIONS AND WARRANTIES

SECTION 6.01.  Representations and Warranties of Seller........33
SECTION 6.02.  Representations and Warranties of UPAC..........39
SECTION 6.03.  Representations and Warranties of Parent........43
SECTION 6.04.  Breach of Representations and Warranties........45

                           ARTICLE VII  GENERAL COVENANTS

SECTION 7.01.  Affirmative Covenants of Seller.................46
SECTION 7.02.  Reporting Requirements of Seller................48
SECTION 7.03.  Negative Covenants of Seller....................50
SECTION 7.04.  Affirmative Covenants of UPAC...................52
SECTION 7.05.  Reporting Requirements of UPAC..................54
SECTION 7.06.  Negative Covenants of UPAC......................56
SECTION 7.07.  Affirmative Covenants of Parent.................59
SECTION 7.08.  Reporting Requirements of Parent................59
SECTION 7.09.  Negative Covenants of Parent....................61
SECTION 7.10.  Special Covenant of Seller, UPAC and Parent.....61
                          ARTICLE VIII  ADMINISTRATION AND COLLECTION

SECTION 8.01.  Designation of Servicer.........................64
SECTION 8.02.  Duties of Servicer..............................65
SECTION 8.03.  Rights of the Agent.............................67
SECTION 8.04.  Responsibilities of Seller......................68
SECTION 8.05.  Further Action Evidencing Purchases and
         Reinvestments.........................................69
SECTION 8.06.  Application of Collections......................70

                           ARTICLE IX   SECURITY INTEREST

SECTION 9.01.  Grant of Security Interest......................70
SECTION 9.02.  Further Assurances..............................71
SECTION 9.03.  Remedies........................................71

                            ARTICLE X   LIQUIDATION EVENTS

SECTION 10.01.  Liquidation Events.............................71
SECTION 10.02.  Remedies.......................................76

                           ARTICLE XI   THE AGENT

SECTION 11.01.  Authorization and Action.......................76
SECTION 11.02.  Agent's Reliance, Etc..........................76
SECTION 11.03.  Bank of Boston and Affiliates..................77

                           ARTICLE XII  ASSIGNMENT OF PURCHASER'S INTEREST

SECTION 12.01.  Restrictions on Assignments....................77
SECTION 12.02.  Rights of Assignee.............................78
SECTION 12.03.  Evidence of Assignment.........................79
SECTION 12.04.  Rights of the Banks and Collateral Agent.......79

                          ARTICLE XIII  INDEMNIFICATION

SECTION 13.01.  Indemnities by Seller and UPAC.................79

                           ARTICLE XIV  MISCELLANEOUS
SECTION 14.01.  Amendments, Etc................................83
SECTION 14.02.  Notices, Etc...................................83
SECTION 14.03.  No Waiver; Remedies............................84
SECTION 14.04.  Binding Effect; Survival.......................84
SECTION 14.05.  Costs, Expenses and Taxes......................84
SECTION 14.06.  No Proceedings.................................85
SECTION 14.07.  Confidentiality of Seller Information..........85
SECTION 14.08.  Confidentiality of Program Information.........87
SECTION 14.09.  Captions and Cross References..................89
SECTION 14.10.  Integration....................................89
SECTION 14.11.  Governing Law..................................89
SECTION 14.12.  Waiver Of Jury Trial...........................89
SECTION 14.13.  Consent To Jurisdiction; Waiver Of Immunities..89
SECTION 14.14.  Execution in Counterparts......................90
SECTION 14.15.  No Recourse Against Other Parties..............90
SECTION 14.16.  Covenant to Cooperate..........................90
SECTION 14.17.  Advice From Independent Counsel................90
                        RECEIVABLES PURCHASE AGREEMENT

                        Dated as of December 31, 1996


          This RECEIVABLES PURCHASE AGREEMENT, among APR FUNDING CORPORATION, a Delaware corporation ("Seller"), UNIVERSAL PREMIUM ACCEPTANCE CORPORATION, a Missouri corporation, individually ("UPAC") and as Servicer (in such capacity, the "Servicer"), ANUHCO, INC., a Delaware corporation ("Parent"), EAGLEFUNDING CAPITAL CORPORATION, a Delaware corporation ("Purchaser") and THE FIRST NATIONAL BANK OF BOSTON (as "Agent", as "Custodian" and in its individual capacity, "Bank of Boston"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.


                                  Background

          1. Seller has, and expects to have and/or to purchase from the "Originators" pursuant to the terms and subject to the conditions of the Purchase and Sale Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time (the
" Purchase and Sale Agreement" ) among the Seller, APR, UPAC and UPAC of California, Pool Receivables originated in the ordinary course of the Originators' respective premium finance loan businesses in which Seller intends to sell undivided percentage ownership interests. Seller has requested Purchaser, and Purchaser has agreed, subject to the terms and conditions contained in this Agreement, to purchase such undivided percentage ownership interests (referred to herein collectively as the " Asset Interest" ) from Seller from time to time during the term of this Agreement.

          2. Seller and Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestments shall constitute part of the Asset Interest.

          3. EagleFunding Capital Corporation, as Purchaser, expects to fund its acquisition and maintenance of the Asset Interest through the issuance of Commercial Paper Notes. Commercial paper funding hereunder is available solely from the Purchaser. The Purchaser has entered into a Liquidity Agreement which generally provides for loans by the Liquidity Providers to the Purchaser to facilitate its purchase of percentage interests in the Asset Interest in the event the Purchaser is unable or unwilling to fund its acquisition and/or maintenance of any such Asset Interest with Commercial Paper Notes.
          4. In order to induce the Purchaser to enter into this Agreement and to purchase the Asset Interest hereunder, Parent has agreed to provide to Purchaser certain limited indemnification, as further described herein.

          5.      UPAC has been requested, and is willing, to act as initial
Servicer.

          6. The First National Bank of Boston has been requested, and is willing, to act as the Agent.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                         PURCHASES AND REINVESTMENTS

          SECTION 1.01.
 Commitments to Purchase; Limits on Purchaser's Obligations. Upon the terms and subject to the conditions of this Agreement (including, without limitation, those contained in Article V) , from time to time prior to the Termination Date, Seller may request on or before the last Business Day of any calendar week that Purchaser purchase on the last Business Day of the immediately succeeding calendar week from Seller undivided percentage ownership interests in Pool Receivables, all related Contracts, all Related Security, Collections and all other proceeds, including books and records with respect to such Pool Receivables (each being a " Purchase" ) and Purchaser shall make such Purchase at such times and upon the terms and subject to the conditions set forth herein; provided , that Purchaser shall make no Purchase if, after giving effect thereto, the Purchaser's Total Investment would exceed $50,000,000 (the
" Purchase Limit") ; provided; however , that each Purchase made pursuant to this Section 1.01 shall have a purchase price of at least $250,000.

          SECTION 1.02. Purchase Procedures; Assignment of Purchaser's Interests

               (a) Notice of Purchase . Each Purchase from Seller by Purchaser shall be made on notice from Seller to the Agent (substantially in the form of Exhibit 1.02 ) received by the Agent not later than 12:00 noon (New York City time) on the last Business Day of the calendar week preceding the date of such proposed Purchase (which shall be the last Business Day of the calendar week following the date of such notice). Each such notice of a proposed Purchase shall specify the desired amount and date of such Purchase and the requested Yield Periods, funding sources and allocations thereto of the Purchaser's Total Investment associated with such Purchase; it being understood and agreed , that the Purchaser shall have no obligation or commitment to fund any Purchase or any Asset Tranche with Commercial Paper Notes, but may agree to do so at its option. The Agent will notify the Purchaser of the request for a Purchase and the terms thereof. The Purchaser shall notify the Agent as to whether the proposed Yield Period, funding sources and allocations of the amount of such Purchase to such Yield Period are reasonably acceptable to it, and if not, what Yield Periods and allocations are acceptable to it. If the Purchaser and the Seller can not agree on terms prior to the close of business on the date of such notice, then the Purchaser shall allocate the Purchaser's Tranche Investment relating to such Purchase to Asset Tranches accruing Earned Discount at the Adjusted Eurodollar Rate or the CP Rate, as selected by the Purchaser in its sole discretion, for Yield Periods of not more than 30 days (as selected by the Agent); it being understood and agreed , that if the Purchaser is then able to issue Commercial Paper Notes in respect of this transaction, the Agent shall allocate such amount to an Asset Tranche accruing Earned Discount at the CP Rate.

               (b) Funding of Purchase . On the date of each Purchase, Purchaser shall, upon satisfaction of the applicable conditions set forth in Article VI make available to the Agent at the Agent's Office the amount of its Purchase in same day funds, and after receipt by the Agent of such funds, the Agent will make such funds immediately available to Seller at such office.

               (c) Assignment of Asset Interests . Seller hereby sells, assigns and transfers to Purchaser, effective on and as of the date of each Purchase and Reinvestment by the Purchaser hereunder, the Asset Interest in the Pool Receivables, the related Contracts, the Related Security and all Collections in respect of, and other proceeds of, any of the foregoing.

          SECTION 1.03.  Reinvestments

               (a) On the close of business on each day prior to the Liquidation Date during the period from the date hereof to the Termination Date, Servicer will, on Purchaser's behalf, out of Purchaser's Share of Collections, apply and pay over to Seller, Purchaser's Share on account of Collections of Principal Receivables for the Purchase from Seller of undivided percentage ownership interests in Pool Receivables, related Contracts, Related Security, Collections and all other proceeds, including books and records with respect to such Pool Receivables (each such purchase being a " Reinvestment "); provided that if after giving effect to such Reinvestment the Purchaser's Share with respect to Principal Receivables would exceed 100%, then, Servicer shall not reinvest, but shall set aside in the Collection Account and hold for the benefit of Purchaser pursuant to Section 1.03(b ) and shall pay over to the Agent on the next Settlement Date for application in accordance with the terms hereof, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the amount necessary to reduce the Purchaser's Share with respect to Principal Receivables to 100%;
     and provided, further , that if the conditions precedent to Reinvestment in clause (a) , (b) or (d) of Section 5.02 are not satisfied, then Servicer shall not reinvest any of such remaining Collections. For purposes of determining whether Collections on account of Principal Receivables may be reinvested pursuant to this Section 1.03 , the Net Pool Balance used in calculating Purchaser's Share of Principal Receivables shall be calculated net of the principal portion of Adverse Determination Receivables.

               (b) Unreinvested Collections . Servicer shall set aside and hold in trust and shall retain in the Collection Account for the benefit of Purchaser all Collections which pursuant to Section 1.03(a) , may not be reinvested in the Pool Receivables and related property. If at any time the amount of Collections so set aside may again be reinvested pursuant to Section 1.03(a ) and the conditions precedent to Reinvestment set forth in clauses (a) , (b) and ( d ) of Section 5.02 are satisfied, then the Servicer shall withdraw such Collections from the Collection Account and apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of Reinvestments.

               (c) Payment of Amounts Set Aside . Prior to the occurrence of the Termination Date, Servicer, and thereafter the Agent shall pay all amounts set aside in the Collection Account pursuant to Section 1.03(b ) to the Agent for the account of Purchaser on the Business Day preceding each Settlement Date whereupon the Agent shall remit such amounts to the Purchaser on such Settlement Date in reduction of the Purchaser's Total Investment. Servicer shall pay over and deposit any amounts received by it which otherwise would be required to be deposited in the Collection Account, to the extent not previously deposited therein, to the Collection Account within one Business Day of receipt thereof.

               (d) Reduction of Purchaser's Total Investment . The Purchaser's Total Investment shall not be reduced by the amount of Collections set aside pursuant to this Section 1.03 , whether or not on deposit in the Collection Account, unless and until such Collections are actually delivered by the Agent to the Purchaser pursuant to Section 1.03(c) .

          SECTION 1.04.  Asset Interest; Purchaser's Share .

               (a) Components of Asset Interest . For purposes of this Agreement, " Asset Interest " means, at any time, Purchaser's combined undivided percentage ownership interests at such time in (i) all then outstanding Pool Receivables, (ii) all related Contracts, (iii) all Related Security with respect to such Pool Receivables and such Contracts, and (iv) all books and records with respect to such Pool Receivables and such Contracts, and (v) all Collections with respect to, and other proceeds of, such Pool Receivables, Contracts and Related Security. The amount of such Asset Interest shall mean, with respect to Principal Receivables and Finance Charge Receivables, the respective Purchaser's Shares determined pursuant to Section 1.04(b) .

               (b)   Purchaser's Share .  (i) Principal Receivables .

          (A) " Purchaser's Share " shall mean, with respect to Principal Receivables, the percentage calculated by dividing (x) the sum of the Purchaser's Total Investment plus the Default Reserve (as determined pursuant to Section 1.04(b)(i)(D) below) by (y) the Net Pool Balance; provided that , for purposes of allocating Collections or Principal Receivables, Purchaser's Share with respect to Principal Receivables shall not exceed 100%;
               and provided, further , that after the occurrence of the Liquidation Date, Purchaser's Share with respect to Principal Receivables shall be deemed to be Purchaser's Share with respect to Principal Receivables as of the day immediately preceding such Liquidation Date.

          (B) On each day " Purchaser's Share of Collections " on account of Principal Receivables shall be equal to the product of (x) the related Purchaser's Share with respect to Principal Receivables on such day and (y) the amount of the Collections on account of Principal Receivables on such day.
               " Purchaser's Share of Defaulted Receivables " shall mean, on any day, the product of (x) Purchaser's Share with respect to Principal Receivables on such day and (y) the amount of Receivables becoming Defaulted Receivables on such day.

          (C) On each day after the occurrence of the Liquidation Date, Seller's Share of Collections on account of Principal Receivables shall not be paid to Seller, but shall be retained in the Collection Account. If the amount of Purchaser's Share of Collections on account of Principal Receivables received or deemed received on or prior to the date that each and every Pool Receivable is scheduled to have amortized in accordance with the related Contract shall be insufficient to reduce the Purchaser's Total Investment to zero, then on such date the Agent shall withdraw (from amounts actually retained in the Collection Account pursuant to the two preceding sentences) and remit to the Purchaser such funds from the Collection Account in the amount of the lesser of (x) the amount of such deficiency attributable to Purchaser's Share of Defaulted Receivables and (y) 100% of the Collections on account of Seller's Share of Collections then on deposit in the Collection Account. After the Final Payout Date, all remaining amounts in the Collection Account shall be paid to the Seller. Prior to the occurrence of the Liquidation Date, Servicer shall pay to Seller on each day, Seller's Share of Collections on account of Principal Receivables received on such day.

          (D) (x) The " Default Reserve " on any day means an amount as follows:


               DR= (__1___) -1) x PI
                   ((1-RP )   )

           where :

               DR = the Default Reserve on such day;

               RP = the Reserve Percentage at the close of business of Purchaser on such day, as determined pursuant
                    to Section 1.04(b)(i)(D)(y) ;


               PI = the related Purchaser's Total Investment at the opening of business of Purchaser on such day; and

               (y) " Reserve Percentage " means, with respect to any Settlement Date the greater of (1) 10.00% and (2) the product of
               1.35 times the highest annualized three month average Default Ratio for any three consecutive Settlement Periods preceding such Settlement Date (calculated for use with respect to the first two Settlement Dates on a pro forma basis for such number of consecutive calendar months preceding the date hereof as necessary to make such calculation; each such calendar month shall be deemed to be a Settlement Period for purposes of this clause (y) ).

               (ii)  Finance Charge Receivables .

          (A) " Purchaser's Share " shall mean, on any day with respect to Finance Charge Receivables, 100%; subject , however , to the applications to Earned Discount, Program Fee, Liquidity Fee, Servicer's Fee, Defaulted Receivables and Designated Obligations as provided for in Section 3.02 .

          (B) On each day, " Purchaser's Share of Collections " on account of Finance Charge Receivables shall be equal to the product of (x) the related Purchaser's Share with respect to Finance Charge Receivables and (y) the amount of the Collections on account of Finance Charge Receivables received or deemed received on such day.

               (iii) Defeasance . With respect to the Asset Interest: (x) at such time as the Purchaser's Total Investment equals zero, then the related Purchaser's Share with respect to Principal Receivables shall equal zero, and (ii) at such time as the related unpaid Earned Discount equals zero, and no amounts are owing in respect of the related Program Fee, Liquidity Fee, Servicer's Fee, Designated Obligations or other amounts under this Agreement, then the related Purchaser's Share with respect to Finance Charge Receivables shall also equal zero.

               (c) Frequency of Computation . The respective Purchaser's Shares with respect to the Asset Interest shall be initially computed as of the opening of business of Servicer on the date of Purchase of the Asset Interest from Seller. Thereafter until the Asset Interest shall be reduced to zero, such Purchaser's Shares shall be recomputed
          (i) on the date of each Purchase made hereunder which increases the Purchaser's Total Investment (as calculated after giving effect to such Purchaser) (ii) on each Weekly Report Date (as calculated as of the last Business Day of the calendar week preceding such Weekly Report Date) and (iii) as of the close of business on the day immediately preceding the Termination Date, and such Purchaser's Shares shall constitute the percentage ownership interest in Pool Receivables on such date owned by Purchaser. Such Purchaser's Shares shall remain constant from the time as of which any such computation or recomputation is made or deemed to be made until the time as of which the next such recomputation, if any, shall be made or deemed to be made. In addition, the Agent may require Servicer to provide a report more frequently than weekly for purposes of computing the Asset Interest as of any other date, and the Servicer agrees to do so within two (2) Business Days of its receipt of the Agent's request therefor, and such Asset Interest would then be in effect until such time as such amount is again recomputed or deemed recomputed. The Asset Interest shall remain constant as calculated in clause (iii) above from and after the Termination Date.


                                  ARTICLE II

                             COMPUTATIONAL RULES

          SECTION 2.01. Selection of Asset Tranches . For purposes of computing Earned Discount, the Seller and the Agent (subject to the limitations set forth herein) shall, upon each Purchase and upon the expiration or termination of the Yield Period applicable to such Asset Tranche, divide the Asset Interest into Asset Tranches, and the applicable Earned Discount Rate may be different for each Asset Tranche. Purchaser's Total Investment shall be allocated to each selected Asset Tranche by the Agent to reflect the funding sources for the Asset Interest, so that:
               (a) there may be one or more Asset Tranches reflecting the portion of the Asset Interest funded by Liquidity Advances; and

               (b) there may be one or more Asset Tranches reflecting the portion of the Asset Interest funded by Commercial Paper Notes;

 provided , that at all times the Purchaser's Total Investment shall be fully allocated to one or more Asset Tranches; and provided , further , that, after the occurrence of the Liquidation Date, all Asset Tranches will be selected by the Agent and will be funded solely by Liquidity Advances, and all then outstanding Asset Tranches funded by Commercial Paper Notes shall be terminated and reallocated to Asset Tranches funded by Liquidity Advances.

          SECTION 2.02.
 Computation of Purchaser's Total Investment and Purchaser's Tranche Investment . In making any determination of Purchaser's Total Investment and Purchaser's
Tranche Investment, the following rules shall apply:

               (a) Purchaser's Total Investment shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered by the Agent to the Purchaser pursuant hereto;

               (b) Purchaser's Total Investment shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

               (c) if there is any reduction in Purchaser's Total Investment, there shall be a corresponding reduction in a Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Agent in its discretion.

          SECTION 2.03. Computation of Earned Discount . In making any determination of Earned Discount, the following rules shall apply:

               (a) the Agent shall determine the Earned Discount accruing with respect to each Asset Tranche, and each Yield Period therefor, in accordance with the definition of Earned Discount;

               (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

               (c) Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.


                                 ARTICLE III

                                 SETTLEMENTS

          SECTION 3.01. Settlement Procedures for Collections of Principal Receivables. On each day, Servicer shall deem an amount equal to Purchaser's Share of Collections on account of Principal Receivables received or deemed received on such day to be received in respect of the Asset Interest; and

               (a) prior to the occurrence of the Liquidation Date, except to the extent otherwise set forth in Section 1.03 , Servicer on behalf of the Purchaser shall apply the full amount of Purchaser's Share of such Collections to reduce the Purchaser's Total Investment and after such reduction apply such amount to Reinvestments as provided in Section 1.03(a) , in additional undivided percentage ownership interests in Pool Receivables. Any such application shall automatically increase the Purchaser's Total Investment (to the same amount as was outstanding immediately prior to the application of such amounts to Purchaser's Total Investment). The recomputed Purchaser's Share with respect to Principal Receivables, after giving effect to the reduction and increase of Purchaser's Total Investment shall constitute the percentage ownership interest in Principal Receivables on such day owned by Purchaser with regard to the Asset Interest; and

               (b) after the occurrence of the Liquidation Date, on each Settlement Date the Agent shall deliver to the Purchaser, and the Purchaser shall apply, the full amount of Purchaser's Share of such Collections, plus other such Collections to which the Purchaser is entitled pursuant to Section 1.04(b)(i)(C) above, to reduce Purchaser's Total Investment.

          SECTION 3.02. Settlement Procedures for Collections of Finance Charge Receivables
               (a) Daily Set Aside . On each day Servicer shall set aside and hold in trust for Purchaser, Purchaser's Share of Collections on account of Finance Charge Receivables in respect of the Asset Interest for such day.

               (b)   Delivery to the Agent .

                    (i) On each day, Servicer shall calculate the excess, if any, of (x) the Collections on account of Finance Charge Receivables set aside on and prior to such day pursuant to Section 3.02(a) , over (y) the aggregate unpaid amount of Earned Discount, Liquidity Fee, Program Fee, Servicer's Fee and any other Designated Obligations (estimated based on the previous month) accrued in respect of the Asset Interest; and (A) prior to the Liquidation Date, such excess, if any, shall be paid to the Seller or (B) after the occurrence of the Liquidation Date, such excess if any, shall be retained in the Collection Account for application in accordance with Sections 3.02(c ) and (d). Until remitted in payment of amounts due hereunder, Servicer shall hold in trust in the Collection Account the amounts described in clause (y) above;

                    (ii) Prior to the occurrence of the Termination Date, the Servicer, and thereafter the Agent, shall, on each Business Day preceding an Earned Discount Payment Date for any Asset Tranche, withdraw from the Collection Account and deliver to the Agent, from the funds set aside pursuant to Section 3.02(a) (but only to the extent that such amounts exceed the accrued and unpaid fees due to the Custodian under the Custody Agreement and, from and after the Servicer Transfer Event, accrued and unpaid fees and expenses due to the Servicer) and not paid over to the Seller pursuant to Section 3.02(b)(i) , an amount equal to the accrued and unpaid Earned Discount on such Asset Tranche for application as set forth in Section 3.02(c) .

                    (iii) Prior to the occurrence of the Termination Date, on
               the Business Day preceding each Settlement Date, Servicer shall withdraw from the Collection Account and deliver to the Agent, from the funds set aside pursuant to Section 3.02(a ) and not paid over to the Seller pursuant to Section 3.02(b)(i) , an amount which shall equal the unpaid Liquidity Fee, Program Fee and Servicer's Fee for such Settlement Period, plus any other Designated Obligations required for application by the Agent pursuant to Sections 3.02(c ) and (d) below; provided that no amounts shall be withdrawn from the Collection Account for payments of amounts set forth in clauses (iii)-(vii) of
                Section 3.02(c) to the extent there would then be insufficient funds on deposit therein to pay all accrued but unpaid Earned Discount at such time. After the occurrence of the Termination Date, the Agent shall withdraw such amounts on such Settlement Date, as applicable, from the Collection Account (to the extent on deposit therein).

               (c) Application of Funds to Earned Discount, Fees, etc . Subject to receipt of funds set aside pursuant to Section 3.02(a ) and withdrawn and paid over pursuant to Section 3.02(b) , the Agent shall
          (x) on each Earned Discount Payment Date, distribute to the Purchaser the amount of any accrued but unpaid Earned Discount due on such date, and (y) on each Settlement Date, distribute them in the following order: (i) first , to the Custodian, for the payment of the accrued and unpaid fees due under the Custody Agreement for the related Settlement Period (including any accrued and unpaid fees from any prior Settlement Period), (ii) second to Servicer, if not an Originator or the Parent or an Affiliate of an Originator or the Parent, for the payment of the accrued and unpaid Servicer's Fee for the related Settlement Period (including any accrued and unpaid amounts from any Prior Settlement Period), (iii) third , to Purchaser for the payment of the accrued and unpaid Program Fee and Liquidity Fee for the related Settlement Period (including any accrued and unpaid amounts from any prior Settlement Period), (iv) fourth , to Purchaser, the Agent, any Liquidity Bank, or any other Person (other than the Parent or any of its Subsidiaries or Affiliates) hereunder, as the case may be, in payment of any Designated Obligations, owing to such Person hereunder (including any accrued and unpaid amounts from any prior Settlement Period), (v) fifth , to the Custodian, for the payment of the accrued and unpaid expenses due under the Custody Agreement for the related Settlement Period (including any accrued and unpaid amounts from any prior Settlement Period), (vi) sixth , if an Originator, the Parent or any Affiliate of an Originator or the Parent is Servicer, to Servicer for the payment of the accrued and unpaid Servicer's Fee for the related Settlement Period (including any accrued and unpaid amounts from any prior Settlement Period), and
          (vii) seventh , any remaining amounts shall, prior to the occurrence of the Liquidation Date, be paid to Seller and, after the occurrence of the Liquidation Date, be distributed in accordance with Section 3.02(d) . To the extent insufficient funds exist to pay all of the foregoing amounts, such amounts shall be paid in the order of priority set forth above and pro rata as among such amounts of equal priority.

               (d)
                Application to Defaulted Receivables and Delinquent Receivables during Liquidation Period . After the occurrence of the Liquidation Date, the Agent shall, after giving effect to the distributions pursuant to Sections 3.02(b ) and (c) , distribute and apply any remaining Collections on account of Finance Charge Receivables (to the extent in excess of any accrued but unpaid Earned Discount at such time) as follows: (i) first , to Purchaser toward payment of Purchaser's Share of Defaulted Receivables, which payment shall be deemed a Collection on account of Principal Receivables, and
          (ii) second , to the account of Seller; provided that , with regard to clause  ( ii ) above, if Purchaser's Total Investment shall not then have been reduced to zero, such balance shall remain in the Collection
          Account to be applied on each Settlement Date following thereafter in accordance with clause first above until the date on which Purchaser's Total Investment and all other amounts payable to the Purchaser, the Agent, or any Liquidity Banks shall have been reduced to zero.

          SECTION 3.03. General Settlement Procedures . The parties hereto will take the following actions:

               (a) Settlement Statement . On the fifth Business Day following the Cut-Off Date for each Settlement Period, Servicer shall deliver to the Agent a report (together, if requested by the Agent, with a computer diskette containing such information) containing the information described in Exhibit 3.03(a) (each, a " Settlement Statement") , including a listing of all Contracts (by contract number, Direct Obligor and amount financed) transferred by the Originators to the Seller during such Settlement Period.

               (b) Weekly Report . On each Weekly Report Date, Servicer shall deliver to the Agent a report (together, if requested by the Agent, with a computer diskette containing such information) containing the information described in Exhibit 3.03(b) (each a " Weekly Report ").

               (c) Notification of Earned Discount: Other Amounts Due . On the Business Day immediately preceding any Earned Discount Payment Date, the Agent shall notify Servicer of the approximate amount of Earned Discount that will be payable on such Earned Discount Payment Date. In addition, on the second Business Day following such Cut-Off Date, the Agent shall notify Servicer of the amount of all fees (including the Program Fee, Liquidity Fee and the Servicer's Fee) and Designated Obligations and other amounts accrued and payable by Seller under this Agreement.

               (d) Non-Distribution of Servicer's Fee . If the Agent consents (which consent may be revoked at any time), the amounts (if any) set aside pursuant to Section 3.02 in respect of Servicer's Fee may be retained by Servicer, in which case no distribution shall be made in respect of Servicer's Fee pursuant to Section 3.02 above.

               (e) Allocations of Obligor's Payments . Except as provided for herein or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Pool Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable, except if payment is designated by such Obligor for application to specific Receivables or can be readily identified to specific Receivables, in which case it shall be applied to such specified Receivables. For each Settlement Period Collections will be allocated so that all Collections up to the amount of Finance Charge Receivables billed in respect of the immediately preceding Settlement Period will be deemed Collections of Finance Charge Receivables and the remaining amount of such Collections will be deemed Collections of Principal Receivables.
               (f)   Collection Account: Deposits and Withdrawals .

                    (i) Deposits to Collection Account . Each of Seller and Servicer will, with respect to Collections in respect of Pool Receivables received by them, and will cause each Lock-Box Bank, with respect to Collections in respect of Pool Receivables received in any lock-box to, deposit such Collections in the Collection Account immediately upon identification thereof, but in no event later than one Business Days after receipt thereof. Such amounts to be deposited in the Collection Account by Seller, Servicer or the applicable Lock-Box Banks shall include, but not be limited to, the following: (x) any and all Collections and other payments in respect of Receivables (whether on account of Principal Receivables, Finance Charge Receivables or otherwise), related Contracts, and Related Security and any proceeds thereof,
               (y) all amounts transferred from the Lock-Box Accounts, and (z) all Indemnified Amounts paid by Seller, the Originators or Parent for Receivables required to be repurchased pursuant to Section 3.07(b ) or on account of a breach of representation or warranty with respect thereto or for any other reason. Servicer (or its designee or successor) shall notify the Agent of the amount of funds deposited in the Collection Account not received from Pool Receivables and the Agent (if it shall agree with Servicer) shall remit (or cause the Servicer to remit) such funds as soon as practicable after such notification to such account as Servicer (or its designee or successor) shall designate.

                    (ii) Withdrawals from Collection Account . Prior to the Termination Date, the Agent shall permit the Servicer, to access the Collection Account in connection with its duties as Servicer and, in that connection the Servicer, may withdraw funds on deposit therein in accordance with, and for the purposes permitted under, the provisions of the Transaction Documents. Upon the occurrence of the Termination Date, (x) the Servicer's right of access to the Collection Account shall terminate immediately without any further action by any Person being required (but the Servicer shall be permitted to make deposits in each case with the consent of the Agent) and (y) the Agent or its designee (which may be the Backup Servicer) shall thereafter make all withdrawals in accordance with the terms hereof or may transfer funds to the Liquidation Collection Account and shall make such withdrawals from the Liquidation Collection Account as if it were the Collection Account.

               (g) Permitted Dividends . So long as no Liquidation Event or Unmatured Liquidation Event then exists or would result therefrom, the Seller may remit Permitted Dividends, if any, to APR on the Business Day next following each Settlement Date. Unless specifically permitted hereunder or under any other Transaction Document to pay for Receivables, in payment of fees, etc., Seller shall make no other payments to any of the Originators or any of their or any Affiliate.

          SECTION
3.04. Deemed Collections; Reduction of Purchaser's Total Investment, Etc .

               (a)   Deemed Collections .  If on any day

                    (i)  the Unpaid Balance of any Pool Receivable is

                    (A) reduced as a result of any dispute or complaint, any cash discount, or any adjustment by Seller, the applicable Originator or Servicer or any Affiliate of Seller, the applicable Originator or Servicer,

                    (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against Seller, the applicable Originator or any Affiliate of Seller, the applicable Originator (whether such claim arises out of the same or a related or an unrelated transaction), or

                    (C) reduced on account of the obligation of Seller or any Affiliate of Seller or the applicable Originator to pay to the related Obligor any rebate or refund, or

                    (D) less than the amount included in calculating the Net Pool Balance for purposes of any Settlement Statement, or
                    (ii) any of the representations or warranties of Seller set forth in Section 6.01(l ) or (p) were not true when made with respect to any Eligible Receivable that is a Pool Receivable or any Pool Receivable represented to be an Eligible Receivable, or any of the representations or warranties of Seller set forth in Section 6.01(l ) are no longer true with respect to any Eligible Receivable that is a Pool Receivable, then, on such day, Seller shall be deemed to have received a Collection (such Collection, a " Deemed Collection" ) of such Pool Receivable

                    (I) in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

                    (II) in the case of  clause (ii) above, in the amount of the
               Unpaid Balance of such Pool Receivable.

               (b)
                Seller's Optional Reduction of Purchaser's Total Investment . Seller may at any time elect to reduce the Purchaser's Total Investment as follows:

                    (i) Seller shall give the Agent at least three (3) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence),

                    (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections on account of Principal Receivables pursuant to Section 1.03 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

                    (iii) Servicer shall hold such Collections in trust for
               Purchaser on the next succeeding Settlement Date, pending payment to the Agent (or if Collections are then being retained in the Collection Account, such Collections shall be held therein), as provided in Sections 1.03 and 3.01 ;

           provided that,

                    (A) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000 in excess of such amount, and the Purchaser's Total Investment after giving effect to such reduction shall be not less than $10,000,000 (unless Purchaser's Total Investment shall thereby be reduced to zero),

                    (B) Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period, and

                    (C) After giving effect to such reduction, Purchaser's Share on account of Principal Receivables does not exceed 100%.

          SECTION 3.05. Payments and Computations, Etc .

               (a) Payments . All amounts to be paid or deposited by Seller or Servicer to the Agent or any other Person hereunder (other than amounts payable under Section 4.02 ) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in lawful money of the United States of America in same day funds to the Agent's account at Bankers Trust Company, 4 Albany Street, New York, New York 10006, Account No. 22062, ABA No.: 021-001-033; Reference: APR Funding Collateral Account.

               (b) Late Payments . Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to Purchaser interest on all amounts not paid or deposited when due hereunder at 2%
           per annum above the Base Rate, payable on demand, provided, however , that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.
               (c) Method of Computation . All computations of interest, Earned Discount any fees payable under Sections 4.01(b ) and (c) and any other fees payable by Seller to the Purchaser or the Agent hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

          SECTION 3.06.  Treatment of Collections and Deemed Collections.
Seller shall forthwith deposit in the Collection Account all Collections deemed received by Seller pursuant to Section 3.04 and such Collections shall be held or distributed as Earned Discount, accrued Servicer's Fee, accrued Program Fees, accrued Liquidity Fees, repayment of Purchaser's Total Investment, etc. to the same extent as if such Collections had actually been received on the date of such deposit in the Collection Account. So long as Seller shall hold any Collections or deemed Collections required to be paid to Servicer, Purchaser or the Agent, it shall hold such Collections in trust and shall clearly mark its records to reflect such trust.

          SECTION 3.07.  Repurchases .

               (a) If on any Settlement Date the Purchaser's Total Investment shall equal or be less than 5% of the greatest amount of Purchaser's Total Investment at any time prior to such Settlement Date, Seller shall be entitled to repurchase the Asset Interest on such Settlement Date. Seller shall give Purchaser at least five Business Days' prior written notice of such repurchase and upon payment of the repurchase price therefor, as hereinafter provided, Purchaser shall be obligated to reconvey its entire interest in the Asset Interest to Seller pursuant to an assignment acceptable to the parties, but without representation or warranty except that the interest assigned is free of offset, liens and other encumbrances created by the assignor. Seller shall pay such repurchase price in cash to the Agent on behalf of Purchaser in an amount equal to the sum of (i) all accrued and unpaid Earned Discount plus any Liquidation Fee owing with respect thereto as a result of the early termination of any Yield Period, (ii) the Purchaser's Total Investment therein, (iii) the aggregate of other amounts then owed hereunder by Seller to Purchaser, any Liquidity Bank, or Agent and (iv) the accrued and unpaid Servicer's Fee. Upon receipt of the aforesaid repurchase price the Agent shall distribute it (i) to Purchaser or the Agent, as applicable (a) in payment of the accrued and unpaid Earned Discount and Liquidation Fee (if any), (b) in reduction of the Purchaser's Total Investment and (c) in payment of any other amounts owed by Seller hereunder to Purchaser, any Liquidity Bank or Agent, in each case until reduced to zero, and (ii) to Servicer in payment of the accrued and unpaid Servicer's Fee, also until reduced to zero.

               (b) If at any time an Adverse Determination occurs Seller shall within three Business Days of Seller's knowledge thereof notify Purchaser of such Adverse Determination, and Seller shall, if Purchaser in its sole discretion so demands, (i) within five Business Days after notice has been given to the Purchaser or by the Purchaser to the Seller, repurchase Purchaser's ownership interest in the Adverse Determination Receivables, or (ii) at the end of the related applicable Yield Periods, repurchase Purchaser's ownership interest in the Adverse Determination Receivables. In the case of a repurchase under clause (i) or (ii) above, upon payment by Seller of the repurchase price therefor, as hereinafter provided, Purchaser shall be obligated to reconvey its entire interest in such Adverse Determination Receivables to Seller pursuant to an assignment acceptable to the parties, but without representation or warranty except as to the assignor's good title, free of offset, liens and other encumbrances as to the interest assigned. To the extent required above, Seller shall pay such repurchase price in cash to the Agent on behalf of Purchaser in an amount equal to the sum of (A) the product of (x) the Purchaser's Share on account of Principal Receivables multiplied by (y) the then Unpaid Principal Balance of such Adverse Determination Receivables plus (B) Purchaser's Share on Account of Finance Charge Receivables received and not paid over to Purchaser or the Agent in respect of such Adverse Determination Receivables. Upon receipt of such repurchase price Purchaser shall apply such repurchase price to reduce Purchaser's Total Investment and any accrued and unpaid Earned Discount, Liquidity Fee, Program Fee, Servicer's Fee and Designated Obligations. Upon such receipt, such Adverse Determination Receivables shall thereupon be deemed removed from the Receivables Pool for all purposes hereunder. A repurchase of Purchaser's ownership interest in Adverse Determination Receivables shall not substitute for or limit the applicable indemnification obligations under Article XIII . In the event that any Indemnified Party shall incur or expects to incur any demonstrable loss or expense as a result of the redeployment of amounts received pursuant to clause (i) above, then, within five Business Days after written notice from Purchaser to Seller, Seller shall pay to Purchaser such additional amounts as will (in the reasonable determination of the Indemnified Parties) reimburse the Indemnified Parties for such demonstrable loss or expense. Such written notice shall, in the absence of demonstrable error, be conclusive and binding on Seller. This Section 3.07(b ) shall survive the termination of this Agreement.

          SECTION 3.08. Custody Arrangement . Seller and Servicer shall enter into the Custody Agreement with the Custodian and the Agent on or prior to the date hereof. On each Wednesday of each calendar week Seller and Servicer shall, unless the Agent shall otherwise agree in writing, deliver to the Custodian on behalf of Purchaser and Seller in accordance with their respective interests each and every Contract (not previously delivered to the Custodian) Purchased by the Seller under the Purchase and Sale Agreement and/or subject to a Purchase or Reinvestment hereunder prior to such Wednesday; provided that , with respect to any Contract as to which adequate reproductions cannot be made for servicing purposes due to the poor quality of the original thereof, Servicer may retain custody of such Contract, but shall hold it in trust for the benefit of the Agent, the Purchaser and Seller in accordance with their respective interests; provided, further , that the number of Contracts so held by the Servicer in trust shall not exceed 1% of all Contracts then owned by Seller. A schedule identifying the Contracts by contract number, Direct Obligor and amount financed thereunder shall be delivered to the Custodian on or before the delivery of such Contracts on such Wednesday; all such schedules for each Settlement Period shall be attached to the Settlement Statement for such Settlement Period along with a certification by Seller and Servicer as to the accuracy of such schedules.

          SECTION
3.09. Establishment of Collection Account: Investments by Agent

               (a) Collection Account . On or before the first Purchase, the Agent shall establish, for the benefit of the Purchaser and the Seller, to the extent of their respective interests therein, an account (the " Collection Account") , which shall be a demand deposit account maintained by the Originators, the exclusive dominion and control of which have been conveyed by the Originators to the Seller and by the Seller to the Agent, for the benefit of the Purchaser, pursuant to the Lock-Box Agreement. Subject to the further provisions of this Section 3.09(a) , the Agent shall, upon receipt or upon transfer from another account, as the case may be, deposit into the Collection Account all amounts received by it which are required to be deposited therein in accordance with the provisions hereof. All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Agent in the Collection Account or the Liquidation Collection Account as part of the Receivables Pool as herein provided, subject to withdrawal for the purposes specified in the provisions of, this Agreement. The Agent (other than for the account of the Purchaser) shall not have any right of set-off with respect to the Collection Account or the Liquidation Collection Account or any investments therein, whether or not commingled. Notwithstanding any other provision herein, it shall be understood that the Agent, after the occurrence of the Termination Date, shall have the right to transfer any of the amounts at any time on deposit (whether or not required to be held in the Collection Account) in the Collection Account to a segregated trust account maintained with and in the name of the Agent for the benefit of Purchaser and Seller to the extent of their respective interests therein (such account the " Liquidation Collection Account ").

               (b) Administration of Payments . Unless otherwise advised by Servicer in writing, the Agent may assume that any amount remitted to it by Servicer, the Seller or any Lock-Box Bank is to be deposited into the Collection Account. The Agent may establish from time to time such deadline or deadlines as it shall determine are reasonable or necessary in the administration hereof after which all amounts received or collected by the Agent on any day-shall not be deemed to have been received or collected until the next succeeding Business Day.

               (c) Investments . Pursuant to one or more Seller Orders received from Seller, all or a portion of the amounts in the Collection Account and the Liquidation Collection Account shall be invested and reinvested by the Agent in one or more Eligible Investments. Subject to the restrictions on the maturity of investments set forth in Section 3.09(e) , each such Seller Order may authorize the Agent to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, or to make specific Eligible Investments pursuant to instructions received in writing or by facsimile transmission from the employees or agents of Seller or the Servicer, as the case may be, identified therein, in each case in such amounts as such Seller Order shall specify. Seller agrees to report as income for financial reporting and tax purposes (to the extent reportable) all investment earnings on amounts in the Collection Account. Each of Seller and Servicer agrees to give appropriate and timely investment directions to the Agent so that there will not be more than two Business Days in any one calendar year at the end of which funds in the Collection Account or the Liquidation Collection Account are not invested, directly or indirectly, pursuant to a Seller Order in Eligible Investments that mature on or after the opening of business on the next Business Day.

               (d) Investments in the Absence of a Seller Order . In the event that (i) Seller shall have failed to give investment directions to the Agent by 9:30 A.M. on any Business Day on which there may be uninvested cash or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, then the Agent shall invest such funds in Eligible Investments as it deems appropriate in its sole discretion. All investments made by the Agent shall mature no later than the maturity date therefor permitted by Section 3.09(e) .

               (e) Maturity of Investments . No investment of any amount held in the Collection Account or the Liquidation Collection Account shall mature later than the Business Day immediately preceding the Earned Discount Payment Date or Settlement Date which is scheduled to occur immediately following the date of investment for application in accordance with the provisions of this Agreement. All income or other gains from the investment of moneys deposited in the Collection Account or the Liquidation Collection Account, as applicable, shall be deposited by the Agent in the affected account immediately upon receipt. Any net loss (determined on a month by month basis) resulting from such investment of amounts in the Collection Account or the Liquidation Collection Account, as applicable, shall be charged to Seller, which, upon notice thereof by the Agent, shall reimburse the Collection Account or the Liquidation Collection Account, as applicable, for such loss.

               (f) Form of Investment . Any investment of funds in the Collection Account or the Liquidation Collection Account shall be made under the following terms and conditions:

                    (i) each such investment shall be made in the name of the Agent (in its capacity as such) or in the name of a nominee of the Agent, in either case for the benefit of the Purchaser and the other Secured Parties; and
                    (ii) any certificate or other instrument evidencing such
               investment shall be delivered directly to the Agent or its agent and the Agent shall have sole possession of such instrument, and all income on such investment.

               (g) Agent Not Liable . The Agent shall not in any way be held liable by reason of any insufficiency in the Collection Account or the Liquidation Collection Account resulting from losses on investments made in accordance with the provisions of this Section 3.09 (but the Agent shall at all times remain liable for its own debt obligations, if any, constituting part of such investments). The Agent shall not be liable for any investment made by it in accordance with this
           Section 3.09 on the grounds that it could have made a more favorable investment.


                                  ARTICLE IV

                          FEES AND YIELD PROTECTION

          SECTION 4.01. Fees

               (a) Arrangement Fee . Seller shall pay to (x) the Agent, for its own account, an arrangement fee (" Arrangement Fee ") in the Arrangement Fee Amount payable on the date hereof and (y) the Agent, for the account of the Purchaser, an acceptance fee
          (" Acceptance Fee ") in the Acceptance Fee Amount payable on the date hereof.

               (b) Program Fee . From the date hereof until the date, following the Termination Date on which Purchaser's Total Investment shall be reduced to zero, Seller shall pay to the Agent, for the sole benefit of the Purchaser, a program fee (" Program Fee ") equal to the product of (x) the average daily amount of the Purchaser's Total
          Investment during the period for which such fee is being calculated, times (y) the Program Fee Rate.  Such Program Fee shall be paid in arrears, on the Settlement Date for each Settlement Period and on the
          Final Payout Date, in the amount of such Program Fee that shall have accrued during such Settlement Period (or portion thereof) or other period then ending and which shall not have been previously paid.

               (c) Liquidity Fee . From the date hereof until the Liquidity Commitment Termination Date under (and as such term is defined in) the Liquidity Agreement, Seller shall pay to Agent, for allocation to the Liquidity Providers thereunder in such proportions as shall be agreed upon by the Agent, the Purchaser and each such Liquidity Provider pursuant to a separate letter agreement, a liquidity fee (the " Liquidity Fee ") equal to the product of (x) the daily average amount of the Liquidity Commitments under (and as such term is defined in) the Liquidity Agreement during the period for which such fee is being calculated, times (y) the Liquidity Fee Rate. Such Liquidity Fee shall be paid in arrears, on the Settlement Date for each Settlement Period and on the Liquidity Commitment Termination Date, in the amount of such Liquidity Fee that shall have accrued during such Settlement Period (or portion thereof) or other period then ending and which shall not have been previously paid.

          SECTION 4.02. Yield Protection

               (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

          (A) shall subject an Affected Party to any tax, duty or other charge with respect to any Asset Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding there for, or shall change the basis of taxation of payments to the Affected Party of any Purchaser's Total Investments or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding there for (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the United States of America or any state thereof (unless, with respect to a state, other than the state in which such Affected Party's chief executive offices are located, resulting from, or arising out of, the transactions contemplated under the Transaction Documents) and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located); or

          (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

          (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;

          (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

          (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

          and the result of any of the foregoing is or would be

                    (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Agent for continuing its or Seller's or the Originator's relationship with Purchaser (Seller shall at no time, with regard to Regulation D, be required to pay an increased cost hereunder in excess of the actual increased cost imposed on the Affected Party),

                    (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement with respect thereto, or

                    (z) in the sole determination of such Affected Party, to
               reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

               (b) Each Affected Party will promptly notify Seller and the Agent of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.02 ; provided , however , no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

               (c) In determining any amount provided for or referred to in this Section 4.02 , an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this
           Section 4.02 shall submit to Seller a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

          SECTION 4.03. Funding Losses . In the event that the Purchaser shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Purchaser to make any Purchase Advance) as a result of (i) any settlement with respect to Purchaser's Tranche Investment of any Asset Tranche being made on any day other than the scheduled last day of an applicable Yield Period or Settlement Date with respect thereto, or (ii) any Purchase not being made in accordance with a request therefore under Section 1.02 , then, upon written notice from the Agent to Seller and Servicer, Seller shall pay to Servicer, and Servicer shall pay to the Agent for the Account of the Purchaser, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon the Seller and Servicer.


                                  ARTICLE V

                           CONDITIONS OF PURCHASES

          SECTION 5.01. Conditions Precedent to Initial Purchase . The initial Purchase hereunder is subject to the condition precedent that the Agent shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Agent:

               (a) A copy of the resolutions of the Board of Directors of each of the Seller, APR, UPAC, UPAC of California and Parent approving this Agreement, the Purchase and Sale Agreement and the other Transaction Documents, as applicable, to be delivered by them hereunder and the transactions contemplated hereby and thereby, certified in each case by its respective Secretary or Assistant Secretary;

               (b) Good standing certificates (i) for each of Seller, APR and Parent issued by the Secretaries of State of Delaware and Kansas, as applicable, (ii) for UPAC issued by the Secretaries of State of Missouri and Kansas, and (iii) for UPAC of California issued by the Secretaries of State of California and Kansas.
               (c) A certificate of the Secretary or Assistant Secretary of each of the Seller, APR, UPAC, UPAC of California and Parent certifying the names and true signatures of the officers authorized on their behalf to sign, as applicable, this Agreement, the Purchase and Sale Agreement and the other Transaction Documents to be delivered by them hereunder (on which certificate the Agent and Purchaser may conclusively rely until such time as the Agent shall receive from Seller, APR, UPAC, UPAC of California and/or Parent, as applicable, a revised certificate meeting the requirements of this subsection (c) );

               (d) The Articles of Incorporation of Seller, APR, UPAC, UPAC of California and Parent, duly certified by the Secretary of State of their respective states of incorporation, as of a recent date acceptable to the Agent, together with a copy of the By-laws of Seller, APR, UPAC, UPAC of California and Parent, duly certified by the Secretary or an Assistant Secretary of Seller, APR, UPAC, UPAC of California, or Parent, respectively;

               (e) Copies of acknowledgment copies of (i) proper Financing Statements (Form UCC-1), naming APR, as Originator, as the assignor of Receivables, Seller, as secured party/purchaser, and Purchaser as assignee of such Financing Statements, (ii) proper Financing Statements (Form UCC-1), naming UPAC as the assignor of Receivables, Seller as secured party/purchaser, and Purchaser as assignee of such Financing Statements, (iii) proper Financing Statements (Form UCC-1), naming UPAC of California as the assignor of Receivables, Seller as secured party/purchaser, and Purchaser as assignee of such Financing Statements, (iv) proper Financing Statements (Form UCC-1), naming Seller as the assignor of Receivables or an undivided interest therein and Purchaser as assignee and (v) proper terminations of Financing Statements (Form UCC-3), terminating any and all Financing Statements which cover any Receivable or Contract;

               (f) Copies of search reports (including tax, UCC, ERISA and judgment liens) provided in writing to the Agent, listing all effective financing statements that name Seller, APR, UPAC or UPAC of California as debtor and that are filed in or relate to the jurisdictions in which filings were made pursuant to subsection (e) above, together with copies of such financing statements (none of which shall cover any Receivables or Contracts);

               (g)  Duly executed Lock-Box Agreements with the Lock-Box Banks;

               (h)  Duly executed Purchase and Sale Agreement;

               (i)  Duly executed Custody Agreement;

               (j)  Duly executed Backup Servicing Agreement;

               (k) (A) Opinion of Polsinelli, White, Vardeman & Shalton, counsel to Seller and the Originators as to perfection, authority and other matters and (B) Opinion of Hillix, Brewer, Hoffhaus, Whittaker & Wright, L.L.C., counsel to Parent, as to authority and other matters, in substantially the forms and attached as Exhibit 5.01(k)-
          1 and 5.01(k)-2 ;

               (l) Opinions of Polsinelli, White, Vardeman & Shalton, counsel to Seller, as to "true sale" and "non-substantive consolidation" in substantially the forms attached as Exhibits 5.01(l)-1 and 5.01(l)- 2 ;

               (m)  [Reserved];

               (n) Such sublicenses as Purchaser or the Agent shall require with regard to all programs leased by Seller, APR, UPAC or UPAC of California and used in the servicing of the Receivables Pool;

               (o) Such powers of attorney as Purchaser or the Agent shall reasonably request to enable them to collect all amounts due under any and all Pool Receivables;

               (p) Evidence that each of the Originators and the Seller has marked its master data processing records to reflect Purchaser's undivided ownership interest in each Pool Receivable;

               (q) Pay-Off Letters executed by (i) each of Clipper Receivables Corporation, State Street Boston Capital Corporation as administrator and program administrator, Norwest Bank Minnesota, National Association and each of the financial institutions party to a certain Liquidity Asset Purchase Agreement dated as of October 20, 1995 among such parties and the Seller, and (ii) Bank of Boston in connection with that certain Restated Secured Credit Agreement dated as of July 29, 1994 (as amended) among UPAC, UPAC of California, Bank of Boston, and Sumitomo Bank Ltd., in each case, substantially in the form of
           Exhibit 5.01(q)-1 and 5.01(q)-2 , respectively;

               (r) An executed copy of the Tax Sharing Agreement among Parent and its "affiliated group of companies" (including APR, UPAC, UPAC of California and Seller), a copy of which is attached as Exhibit 5.01(r) ;

               (s) (i) A Settlement Statement, prepared in respect of the proposed initial Purchase, assuming a Cut-Off Date of November 30, 1996, (ii) a Weekly Report covering the week ended December 20, 1996,
          (iii) schedule of information for Receivables included in the initial Purchase in an electronic format acceptable to the Agent, and (iv) implementation of Settlement reporting procedures and formats satisfactory to the Agent;

               (t) A report in form and substance satisfactory to the Agent as to a pre-closing due diligence audit of the Receivables, the Servicer and the Servicer's procedures by BDO Siedman;

               (u)  Duly executed Liquidity Agreement;

               (v)  Duly executed Fee Letter;

               (w) Certified copy of the Credit and Collection Policy of each of APR, UPAC and UPAC of California;

               (x) Satisfactory completion of due diligence (including the collateral audit) by the Agent;

               (y) Letters from the rating agencies then rating the Commercial Paper Notes, confirming in effect that the existing ratings of the Commercial Paper Notes will remain in effect after giving effect to the transactions contemplated hereby;

               (z)  the Arrangement Fee; and

               (aa) Such other further documents, certificates, information and/or approvals as Purchaser, the Agent or any Liquidity Bank shall reasonably request.

          SECTION 5.02.
 Conditions Precedent to All Purchases and Reinvestments . Each Purchase (including the initial Purchase) and each Reinvestment hereunder shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment (i) in the case of a Purchase, the Seller shall have delivered a Weekly Report to the Agent covering the calendar week ending immediately prior to the week in which such Purchase is to be effected and (ii) the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

               (a) the representations and warranties contained in Sections 6.01 , 6.02 and 6.03 hereof and in the Purchase and Sale Agreement are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

               (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event,

               (c) except as provided in Section 3.08 , for each Receivable included in a Purchase or Reinvestment, a fully executed Contract shall have been delivered to the Custodian (as Purchaser's designee), no later than the Wednesday following such Purchase or Reinvestment,

               (d) after giving effect to each proposed Purchase or Reinvestment, (i) Purchaser's Total Investment will not exceed the Purchase Limit and (ii) Purchaser's Share with respect to Principal Receivables will not exceed 100%, and

               (e)  the Liquidation Date shall not have occurred;

 provided, however , the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment on any day which does not cause the Purchaser's Total Investment, after giving effect to such Reinvestment or Purchase, to exceed the Purchaser's Total Investment as of the opening of business on such day.


                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
          SECTION 6.01. Representations and Warranties of Seller . In order to induce the Purchaser and the Agent to enter into this Agreement and the other Transaction Documents, Seller represents and warrants to each of them as follows:

               (a) Organization and Good Standing . Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire, own, dispose of, and otherwise deal with, the Pool Receivables.

               (b) Due Qualification . Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, such business as a "premium finance company") requires such qualification or approvals.

               (c) Power and Authority: Due Authorization . Seller has (i) duly authorized by all necessary action, and has all necessary power, authority and legal right to (A) execute and deliver this Agreement, the Purchase and Sale Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents, and (C) sell and assign the Asset Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, the Purchase and Sale Agreement and the other Transaction Documents and the sale and assignment of the Asset Interest on the terms and conditions herein provided.

               (d) Valid Sale: Binding Obligations . This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest to Purchaser, enforceable against creditors of, and purchasers from, Seller and each of the Originators; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation . The consummation of the transactions contemplated by this Agreement, the Purchase and Sale Agreement and the other Transaction Documents and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of Seller, or any indenture, loan agreement, mortgage, deed of trust, receivables purchase or other securitization agreement or other agreement or instrument to which Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, receivables purchase agreement or other securitization agreement or other agreement or instrument, other than this Agreement and the Purchase and Sale Agreement, or violate any law or any order, rule, or regulation applicable to Seller or (except for Adverse Determinations disclosed in writing to Purchaser as assignee of Seller) of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Seller (or Purchaser as assignee of Seller) or any of its properties.

               (f) No Proceedings . There are no proceedings or investigations pending, or threatened, against Seller or its Affiliates, or any other Person, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Purchase and Sale Agreement or any other Transaction Document, (B) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the transactions contemplated by this or any other Transaction Document, (C) seeking any determination or ruling that might adversely affect (i) the performance by Seller, the Parent, the Servicer or any of the Originators of its respective obligations under this Agreement or any of the other Transaction Documents, or (ii) the validity or enforceability of this Agreement, the Purchase and Sale Agreement, any other Transaction Document, the Receivables or the Contracts or (D) seeking to adversely affect the federal income tax attributes of the Purchases and Reinvestments hereunder.

               (g) Bulk Sales Act . No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

               (h) Government Approvals . No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Seller of this Agreement, the Purchase and Sale Agreement or any other Transaction Document except for the filing of the UCC Financing Statements referred to in Article V , all of which, at the time required in Article V , shall have been duly made and shall be in full force and effect.

               (i) Financial Condition . Since December 31, 1995 there has been no material adverse change in the financial condition, business, business prospects or operations of the Seller.

               (j) Litigation . No injunction, decree or other decision has been issued or made by any court, government or agency or instrumentality thereof that has, and no threat by any person has been made to attempt to obtain any such decision that would have, a material adverse effect on a significant part of its business operations except as described in Schedule 6.01(j) .

               (k) Margin Regulations . The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve system from time to time.

               (l) Quality of Title . Each Pool Receivable is, together with the related Contract and all other agreements related to such Pool Receivable, owned by Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Agent or the Purchaser (or any assignee thereof)) except as provided herein; and when Purchaser makes a Purchase it shall have acquired and shall continue to have maintained a valid and perfected first priority undivided percentage ownership interest to the extent of the Asset Interest in each Pool Receivable, each related Contract and in the Related Security and Collections with respect thereto free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Agent or the Purchaser (or any assignee thereof)); and no financing statement or other instrument similar in effect covering any Pool Receivable, any interest therein, the related Contracts, or the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of (i) the Originators in accordance with the Contracts, (ii) in favor of Seller and the Agent in accordance with the Purchase and Sale Agreement or (iii) in favor of the Agent in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Agent or the Purchaser (or any assignee thereof).

               (m) Accurate Reports . No Settlement Statement (if prepared by Seller or any Affiliate of Seller, or to the extent that information contained therein was supplied by Seller or any Affiliate of Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by Seller to the Agent or Purchaser in connection with this Agreement or any other Transaction Document was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Agent and Purchaser, as the case may be, at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (n) Offices . The chief place of business and chief executive office of Seller are located at the address of Seller referred to in
           Section 14.02 and the offices where Seller keeps all its books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.01(n ) (or at such other locations, notified to the Agent in accordance with Section 7.01(e) , in jurisdictions where all action required by Section 8.05 has been taken and completed).

               (o) Lock-Box Accounts . The names and addresses of all the Lock-Box Banks, together with the account numbers of the lock-box accounts of Seller at such Lock-Box Banks, are specified in Schedule 6.01(o ) (or have been notified to Purchaser in accordance with Section 7.03(d)) .

               (p) Eligible Receivables . Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase or Reinvestment shall in fact be an Eligible Receivable.

               (q) Investment Company Act . Seller is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

               (r) Solvency . After giving effect to each Purchase and each Reinvestment and immediately after giving effect to Seller's and each Originator's obligations now or hereafter arising pursuant to any Transaction Document and to each transaction contemplated thereby, (i) the fair saleable value of the assets of Seller will exceed its liabilities, and (ii) Seller will be solvent, will be able to pay its debts generally as they mature, will own property with a fair saleable value greater than the amount required to pay its debts, and will have capital sufficient to carry on its business as then constituted.

               (s) Servicing Programs No license or approval is required for the Agent's or the Servicer's use of any program used by Servicer or any of the Originators in the servicing of the Receivables, other than those which have been obtained and are in full force and effect. The Seller hereby unconditionally and irrevocably grants to the Agent, the Purchaser and the Servicer a royalty free, non-exclusive license or sublicense to use all programs and other computer software used by the Seller or any Originator in the monitoring, servicing and/or collection of any Contracts or related Receivables and upon such licensee's or sublicensee's request, the Seller shall make available to such licensee or sublicensee a copy of such program or software in machine-readable form and to the extent necessary or convenient to operate such program or software, access during normal business hours to any of the Seller's computer or computer hardware to facilitate the use of such program or software.

               (t) Direct Obligor . No funds have been advanced by Seller to or on behalf of any Direct Obligor.

               (u) Contractual Due Dates, Etc . No Contract has been extended or otherwise modified, unless in manner, scope and content in accordance with the provisions of this Agreement and the Credit and Collection Policy of the Originator originating such Receivable.

               (v) Licensing . Each Originator is properly licensed as a premium finance loan company in each jurisdiction in which licensing is required for it to own premium finance loans with a nexus to such jurisdiction.

               (w) Transfers . No purchase of an interest in Receivables by Purchaser from Seller or by Seller from any Originator constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason.

               (x) Purchase and Sale Agreement and Parent Support Agreement . Each of the representations and warranties made by Seller and the Originators in the Purchase and Sale Agreement and by the Parent in the Parent Support Agreement is true and correct as of the date or dates made, and each such agreement is in full force and effect.

               (y) Use of Proceeds . Neither Seller nor any Originator will use the proceeds of the Purchases hereunder to acquire a security in a transaction subject to Section 13 or 14 of the Securities Exchange Act of 1934.

               (z) Tax . Seller has filed each and every tax return required to be filed by it in each jurisdiction in which it is required to do so and has paid in each such jurisdiction all taxes required to be paid by it on a consolidated basis.

               (aa) No Liquidation Event . No event has occurred and is continuing and no condition exists which constitutes a Liquidation Event or an Unmatured Liquidation Event.
               (bb) ERISA . The Seller is in compliance in all material respects with ERISA and there exists no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

          SECTION 6.02. Representations and Warranties of UPAC . UPAC (individually and as Servicer hereunder), in order to induce the Purchaser and the Agent to enter into this Agreement and the other Transaction Documents, represents and warrants to each of them as follows:

               (a) Organization and Good Standing . UPAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire, own, dispose of, and service the Pool Receivables.

               (b) Due Qualification . UPAC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, such business as a "premium finance company") requires such qualification approvals.

               (c) Power and Authority: Due Authorization . UPAC has (i) duly authorized by all necessary action, and has all necessary power, authority and legal right to (A) execute and deliver this Agreement, the Purchase and Sale Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents, (C) sell and assign the Receivables on the terms and conditions provided in the Purchase and Sale Agreement and (D) service the Receivables on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, the Purchase and Sale Agreement and the other Transaction Documents and the sale and assignment of the Asset Interest on the terms and conditions herein provided.

               (d) Binding Obligations . This Agreement constitutes, and each other Transaction Document to be signed by UPAC when duly executed and delivered will constitute, a legal, valid and binding obligation of UPAC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
               (e) No Violation . The consummation of the transactions contemplated by this Agreement, the Purchase and Sale Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of UPAC, or any indenture, loan agreement, mortgage, deed of trust, receivables purchase or other securitization agreement or other agreement or instrument to which UPAC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, receivables purchase agreement or other securitization agreement or other agreement or instrument, other than this Agreement, the Security Agreement and the Purchase and Sale Agreement, or violate any law or any order, rule, or regulation applicable to UPAC or (except for Adverse Determinations disclosed in writing to Seller, the Agent and Purchaser as assignees of UPAC) of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over UPAC (or Purchaser, the Agent and Seller as assignees of UPAC) or any of its properties.

               (f) No Proceedings . There are no proceedings or investigations pending, or threatened, against UPAC or its Affiliates, or any other Person, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, the Purchase and Sale Agreement or any other Transaction Document, (B) seeking to prevent the sale and assignment of the Asset Interest or the consummation of any of the transactions contemplated by this or any other Transaction Document, (C) seeking any determination or ruling that might adversely affect (i) the performance by UPAC or Servicer of its obligations under this Agreement, or (ii) the validity or enforceability of this Agreement, the Purchase and Sale Agreement, any other Transaction Document, the Receivables or the Contracts or (D) seeking to adversely affect the federal income tax attributes of the Purchases and Reinvestments hereunder.

               (g) Government Approvals . No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by UPAC of this Agreement, the Purchase and Sale Agreement or any other Transaction Document except for the filing of the UCC Financing Statements referred to in Article V , all of which, at the time required in Article V , shall have been duly made and shall be in full force and effect.

               (h) Financial Condition . (x) The consolidated balance sheet of UPAC, UPAC of California and their consolidated subsidiaries, if any, as at December 31, 1995, and the related statements of income and cash flow of UPAC and its consolidated subsidiaries, if any, for the year then ended certified by their independent certified public accounting firm, and the unaudited consolidated interim balance sheet of UPAC, UPAC of California and their consolidated subsidiaries as at September 30, 1996, and the related interim statement of income, copies of each of which have been furnished to the Agent and Purchaser, each fairly present the consolidated financial position of UPAC, UPAC of California and their consolidated subsidiaries as at such date and the consolidated results of the operations of UPAC, UPAC of California and their consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and (y) since September 30, 1996 there has been no material adverse change in any such condition, business, business prospects or operations except as described in Schedule 6.02(h) .

               (i) Litigation . No injunction, decree or other decision has been issued or made by any court, government or agency or instrumentality thereof that has, and no threat by any person has been made to attempt to obtain any such decision that would have, a material adverse effect on a significant part of its business operations except as described in Schedule 6.02(i) .

               (j) Accurate Reports . No Settlement Statement (if prepared by UPAC or any Affiliate of UPAC, or to the extent that information contained therein was supplied by UPAC or any Affiliate of UPAC), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by UPAC to the Agent or Purchaser in connection with this Agreement or any other Transaction Document was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Agent and Purchaser, as the case may be, at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

               (k) Offices . The chief place of business and chief executive office of UPAC are located at the address of UPAC referred to in
           Section 14.02 and the offices where UPAC keeps all its books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.02(k ) (or at such other locations, notified to the Agent in accordance with Section 7.01(e) , in jurisdictions where all action required by Section 8.05 has been taken and completed).

               (l) Servicing Programs . No license or approval is required for the Agent's use of any program used by UPAC in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

               (m) Contractual Due Dates, Etc . No Contract has been extended or otherwise modified, unless in manner, scope and content in accordance with the provisions of this Agreement and the Credit and Collection Policy of the applicable Originator originating such Receivable.

               (n) Licensing . UPAC is properly licensed as a premium finance loan company in each jurisdiction in which licensing is required and in which it is originating, enforcing and/or servicing Receivables pursuant to the terms of the Transaction Documents.

               (o) Confirmation . With respect to each Contract and related Receivable serviced by it and included in the Receivables Pool, Servicer has obtained written confirmation of the existence, accuracy and terms of the related insurance policy.

          SECTION 6.03. Representations and Warranties of Parent . In order to induce the Purchaser and the Agent to enter into this Agreement and the other Transaction Documents, Parent represents and warrants to each of them as follows:

               (a) Organization and Good Standing . Parent has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

               (b) Due Qualification . Parent is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and where the failure to be so qualified or to obtain such licenses or approvals would have a material adverse effect upon Parent's financial condition, results of operations, business or prospects.

               (c) Power and Authority: Due Authorization . Parent has duly authorized by all necessary action, and has all necessary power, authority and legal right to (A) execute and deliver the Transaction Documents to be executed and delivered by it and (B) carry out the terms of the Transaction Documents.

               (d) Binding Obligations . This Agreement constitutes, and each other Transaction Document to be signed by Parent when duly executed and delivered will constitute, a legal, valid and binding obligation of Parent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

               (e) No Violation . The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of Parent, or any indenture, loan agreement, mortgage, deed of trust, receivables purchase agreement or other securitization agreement or other agreement or instrument to which Parent is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, receivables purchase agreement or other securitization agreement or other agreement or instrument, or violate any law or any order, rule, or regulation applicable to Parent of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Parent or any of its properties.

               (f) No Proceedings . There are no proceedings or investigations pending, or threatened, against Parent or its Affiliates, or any other Person, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any other Transaction Document, (B) seeking to prevent the sale of the Asset Interest hereunder or the consummation of any of the transactions contemplated by this or any other Agreement Document, or
          (C) seeking any determination or ruling that might adversely affect
          (i) the performance by Parent, Seller, any of the Originators or Servicer of its obligations under this Agreement or the other Transaction Documents, or (ii) the validity or enforceability of this Agreement, any other Transaction Document, the Receivables or the Contracts.

               (g) Government Approvals . No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Parent of this Agreement or any other Transaction Document to be executed by Parent.
               (h) Financial Condition . (x) The consolidated balance sheet of Parent and its consolidated subsidiaries as at December 31, 1995, and the related statements of income and cash flow of Parent and its consolidated subsidiaries for the year then ended certified by its independent certified public accounting firm, and the unaudited consolidated interim balance sheet of Parent and its consolidated subsidiaries as at September 30, 1996, and the related interim statement of income, copies of each of which have been furnished to Purchaser, each fairly present the consolidated financial position of Parent and its consolidated subsidiaries as at such date and the consolidated results of the operations of Parent and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles (subject, in the case of any interim financial statements, to normal and non-material year-end adjustments) consistently applied, and (y) since September 30, 1996 there has been no material adverse change in any such condition, business, business prospects or operations except as described in Schedule 6.03(h) .

               (i) Litigation . No injunction, decree or other decision has been issued or made by any court, government or agency or instrumentality thereof that has, and no threat by any person has been made to attempt to obtain any such decision that would have, a material adverse effect on a significant part of its business operations except as described in Schedule 6.03(i) .

               (j) Offices . The chief place of business and chief executive office of Parent are located at the address of Parent referred to in the signature pages hereto.

          SECTION 6.04.  Breach of Representations and Warranties.
               (a) Breach of Representations and Warranties . Upon discovery by UPAC, Parent, Servicer or Seller of a breach of any of the representations and warranties set forth in this Article VI, the party discovering such breach shall give written notice thereof to the Agent and the Purchaser within three (3) Business Days of such discovery.

               (b) Survival of Certain Representations and Warranties . The representation and warranties provided in the Article VI shall survive the purchase of the related Receivables under the Purchase and Sale Agreement and of the Asset Interest therein by Purchaser, the delivery of the Contracts to Purchaser or Purchaser's designee and the termination of this Agreement or any other Transaction Document.


                                 ARTICLE VII

                              GENERAL COVENANTS

          SECTION 7.01. Affirmative Covenants of Seller . From the date hereof until the Final Payout Date, Seller will, unless the Agent shall otherwise consent in writing:

               (a) Compliance with Laws, Etc . Comply in all material respects with all applicable laws, rules, regulations and orders with respect to (i) the Pool Receivables and related Contracts and (ii) its business operations except where noncompliance would not have a material adverse effect on such business operations.

               (b) Preservation of Corporate Existence . Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Agent and the Purchaser hereunder or (ii) the ability of the Parent, the Seller or the Servicer to perform their respective obligations hereunder.

               (c) Audits . At any time and from time to time during regular business hours, upon such notice, if any, as shall be reasonable under the circumstances, permit the Agent (at Seller's expense), or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Seller relating to Pool Receivables, including, without limitation, the related Contracts and other agreements, and (ii) to visit the offices and properties of Seller for the purpose of examining such materials described in clause (i) next above, and to discuss matters relating to Pool Receivables or Seller's performance hereunder or under any other Transaction Document with any of the officers or employees of Seller having knowledge of such matters; and without limiting the foregoing, from time to time upon request of the Agent, permit certified public accountants or other auditors acceptable to them to conduct, at Seller's expense, a review of Seller's books and records.

               (d) Performance and Compliance with Receivables and Contracts . At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables.

               (e) Location of Records . Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of Seller referred to in Section 6.01(n or, upon 30 days' prior written notice to the Agent, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

               (f) Credit and Collection Policies . Comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

               (g) Collections . Cause all Collections of Pool Receivables to be deposited within one Business Day directly with a Lock-Box Bank.

               (h)  [Reserved]

               (i) Rights and Obligations under Purchase and Sale Agreement . Exercise all of its rights and perform all of its obligations under or in connection with the Purchase and Sale Agreement to the fullest extent thereof except to the extent otherwise consented to in writing by the Agent.

          SECTION 7.02. Reporting Requirements of Seller . From the date hereof until the Final Payout Date, Seller will, unless the Agent shall otherwise consent in writing, furnish to the Agent.

               (a) Financial Statements . As soon as available and (i) in any event within 30 days after the end of each calendar month, copies of the unaudited monthly consolidating financial statements of Seller, UPAC, UPAC of California and APR prepared in accordance with generally accepted accounting principles consistently applied and (ii) in any event within 90 days after the end of each fiscal year of the Seller,
          (x) unaudited annual consolidating financial statements of each of the Seller, UPAC, UPAC of California and APR for the fiscal year then ended, prepared in accordance with generally accepted accounting principles consistently applied and (y) audited annual consolidated financial statement of the Parent and its consolidated subsidiaries for the fiscal year then ended, prepared in accordance with generally accepted accounting principles consistently applied and certified by the Parent's accountants (which shall be a nationally recognized independent certified public accounting firm) as fairly presenting the financial condition and results of operations of the Parent and its consolidated subsidiaries for the period covered thereby.

               (b) ERISA . Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which Seller or any ERISA Affiliate of Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Seller or any ERISA Affiliate of Seller receives from the Pension Benefit Guaranty Corporation;

               (c) Liquidation Events . As soon as possible and in any event within two Business Days after the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of the chief financial officer or chief accounting officer of Seller setting forth details of such event and the action that Seller proposes to take or cause to be taken with respect thereto, and the Purchaser shall promptly after its receipt thereof forward a copy of such notice (or otherwise give notice of its receipt of such notice) to each of the rating agencies then rating its Commercial Paper Notes;

               (d) Litigation and Other Proceedings . As soon as possible and in any event within three Business Days of Seller's knowledge thereof, notice from the Seller of (i) any litigation, investigation, inquiry or proceeding which may exist at any time which could have a material adverse effect on the business, operations, property or financial condition of Seller, Parent or any Originator or impair the ability of Seller, Parent or any Originator to perform its respective obligations under this Agreement or any other Transaction Document or which could result in an Adverse Determination, (ii) any material adverse development in any previously disclosed litigation, investigation, inquiry or proceeding and (iii) any Adverse Determination, and, in each case, the Purchaser shall promptly after its receipt thereof forward a copy of such notice (or otherwise give notice of its receipt of such notice) to each of the rating agencies then rating its Commercial Paper Notes;

               (e) Audit of Pool Receivables . Together with the annual financial statements required to be delivered pursuant to Section 7.02(a)(y) , a copy of an audit report, prepared by Seller's accountants (which shall be a nationally recognized independent certified public accounting firm), of the Pool Receivables, as at the end of the fiscal year of Seller, verifying the aggregate Unpaid Balance of the Pool Receivables, the Delinquent Receivables and the Defaulted Receivables.

               (f) Change in Credit and Collection Policies . Immediately upon becoming aware thereof, notice of any material change or proposed material change in the character of any Originator's business or in any Originator's Credit and Collection Policy, and the Purchaser shall promptly after its receipt of any such notice forward a copy of such notice (or otherwise give notice of its receipt of such notice) to each of the rating agencies then rating its Commercial Paper Notes.

               (g) Material Change . As soon as practicable but in no event later than the second Business Day following the occurrence, notice of any material adverse change in Seller's or any Originator's financial or operating condition.

               (h) Purchase and Sale Agreement . Promptly after receipt thereof, copies of all documents and other information delivered by the Originators to Seller pursuant to the Purchase and Sale Agreement.

               (i) Other . Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of Seller, Parent or the Originators as the Agent may from time to time reasonably request in order to protect the interests of the Agent and/or the Purchaser under or as contemplated by this Agreement.

               (j) Notice . Within five Business Days of its acquisition, generation or other origination of a Contract and/or its related Receivable, provide notice (or otherwise cause notice to be provided) to (x) the relevant Obligors of its ownership interest in such Receivable (which notice may be set forth in the form of Contract to be executed by such Obligor) and (y) to the relevant insurance carrier obligated to pay unearned premiums under any relevant insurance policy of the assignment to the relevant Originator of the right to payment
          of such unearned premiums,  it  being   agreed  that , notice in the
          form of Exhibit 7.02(j)-1 and Exhibit 7.02(j)-2 will be sufficient for clauses (x) and (y), respectively, above.

          SECTION 7.03. Negative Covenants of Seller . From the date hereof until the Final Payout Date, Seller will not, without the prior written consent of the Agent:

               (a) Sales, Liens, Etc . Except as otherwise provided herein and the Purchase and Sale Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest (including Seller's retained interest hereunder) therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing.

               (b) Extension or Amendment of Receivables . Except as otherwise permitted in Section 8.02 , extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (c) Change in Business . Make any change in the character of its business.

               (d) Change in Payment Instructions to Obliqors Add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.01(o ), make or permit any change in Servicer's instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless, in any case, the Agent shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

               (e) Mergers, Acquisitions, Sales, etc . Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto).

               (f) Restricted Payments . Purchase or redeem, or permit any Subsidiary to purchase or redeem, any shares of the capital stock of Seller, declare or pay any dividends thereon (other than Permitted Dividends and stock dividends which may be paid no more frequently than monthly), make any distribution to stockholders or set aside any funds for any such purpose, or prepay, purchase or redeem, or permit any Subsidiary to purchase, any subordinated indebtedness of Seller except as permitted under the Tax Sharing Agreement and any agreement allocating overhead to the extent such agreement has been approved by the Agent.

               (g) Deposits to Special Accounts . Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account or the Collection Account cash or cash proceeds other than Collections of Pool Receivables.

               (h) Incurrence of Indebtedness . Incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, other than (i) under the Subordinated Notes or (ii) any other indebtedness approved by the Agent and listed in Schedule 7.03(h) .

               (i)
                Amendments to Purchase and Sale Agreement and Parent Support Agr eement . Amend, supplement, waive the application of any provision of, amend and restate or otherwise modify the Purchase and Sale Agreement (including, adding any Originators thereunder) or the Parent Support Agreement, except, in each case (x) in accordance with the terms thereof and (y) with the prior written consent of the Agent.
               (j) No Subsidiaries . Acquire any voting or economic interest in any other Person.

          SECTION 7.04. Affirmative Covenants of UPAC. From the date hereof until the Final Payout Date, UPAC (individually and as Servicer) will, unless the Agent shall otherwise consent in writing:

               (a) Compliance with Laws, Etc . Comply in all material respects with all applicable laws, rules, regulations and orders with respect to (i) the Pool Receivables and related Contracts and (ii) its business operations (particularly relating to origination and servicing) except where noncompliance would not have a material adverse effect on such business operations.

               (b) Preservation of Corporate Existence . Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of Purchaser hereunder or (ii) the ability of UPAC or Seller to perform their obligations hereunder or under the other Transaction Documents.

               (c) Audits . At any time and from time to time during regular business hours, upon such notice, if any, as shall be reasonable under the circumstances, permit the Agent (at the reasonable expense of UPAC), or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of UPAC relating to Pool Receivables, including, without limitation, the related Contracts and other agreements, and (ii) to visit the offices and properties of UPAC for the purpose of examining such materials described in clause (i) immediately above, and to discuss matters relating to Pool Receivables or UPAC's performance hereunder or under any other Transaction Document with any of the officers or employees of UPAC having knowledge of such matters; and without limiting the foregoing, from time to time upon request of the Agent, permit certified public accountants or other auditors acceptable to them to conduct, at the reasonable expense of UPAC, a review of UPAC's books and records.

               (d) Keeping of Records and Books of Account . (i) Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information, in each case, reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable) and
          (ii) identify (and mark) in each of its records and on each Contract (including computer records) each Receivable included in the Receivables Pool as so included.

               (e) Performance and Compliance with Receivables and Contracts . At its expense timely and fully perform and comply with all material provisions, covenants and-other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables.

               (f) Location of Records . Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of UPAC referred to in Section 6.01(n ) or, upon 30 days' prior written notice to the Agent, at such other locations in jurisdictions where all action required by Section 8.05 shall have been taken and completed.

               (g) Credit and Collection Policies . Comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

               (h) Collections . Cause all Collections of Pool Receivables to be deposited within one Business Day directly with a Lock-Box Bank.

               (i) Cancellation of Certain Insurance Policies . With regard to any Pool Receivable, cancel the related insurance policy in accordance with the applicable Credit and Collection Policy, unless non-cancellation thereof will not materially and adversely impact the related Pool Receivable or the Receivables Pool taken as a whole.

               (j) Purchase and Sale Agreement . Comply with all of its obligations under the Purchase and Sale Agreement.

          SECTION 7.05. Reporting Requirements of UPAC From the date hereof until the Final Payout Date, UPAC will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

               (a) Financial Statements . As soon as available and in any event within 90 days after each fiscal year of UPAC, and within 30 days after each fiscal month of UPAC, copies of the consolidated financial statements of UPAC, UPAC of California and their consolidated Subsidiaries prepared on a consolidated basis and on a consolidating basis, in each case in conformity with generally accepted accounting principles, duly certified by the treasurer of UPAC; together with a monthly certificate from the treasurer, in each case containing a computation (so long as UPAC is the Servicer) of the Default Ratio, the Delinquency Ratio, the Excess Yield Ratio and the Cancellation Ratio and containing a computation of, and showing compliance with, the financial restrictions contained in Section 7.06(e) , 7.06(f) , 7.06(h) , 10.01(h) , 10.01(i) ,
           10.01(j) and 10.01(k) .

               (b) ERISA . Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which UPAC or any ERISA Affiliate of UPAC's files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which UPAC or any ERISA Affiliate of UPAC's receives from the Pension Benefit Guaranty Corporation:

               (c) Liquidation Events . As soon as possible and in any event within two Business Days after the occurrence of each Liquidation Event and each Unmatured Liquidation Event, a written statement of the chief financial officer or chief accounting officer of UPAC setting forth details of such event and the action that UPAC proposes to take with respect thereto;

               (d) Litigation and Other Proceedings . As soon as possible and in any event within three Business Days of UPAC's knowledge thereof, notice of (i) any litigation, investigation, inquiry or proceeding which may exist at any time which could have a material adverse effect on the business, operations, property or financial condition of UPAC or impair the ability of UPAC, the Parent or the Seller to perform its respective obligations under this Agreement or the other Transaction Documents or which could result in an Adverse Determination, (ii) any material adverse development in any previously disclosed litigation, investigation, inquiry or proceeding and (iii) any Adverse Determination;

               (e) Change in Credit and Collection Policy . Prior to its effective date, notice of any material change in the character of UPAC's business or in its Credit and Collection Policy.

               (f) Material Change . As soon as practicable but in no event later than the second Business Day following the occurrence, notification of any material adverse change in UPAC's financial or operating condition.

               (g) Other . Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of UPAC or, to the extent it is Servicer, any other Originator or the Seller, as in any case the Agent may from time to time reasonably request in order to protect the interests of the Agent or Purchaser under or as contemplated by this Agreement.

          SECTION 7.06. Negative Covenants of UPAC . From the date hereof until the Final Payout Date, UPAC will not, without the prior written consent of the Agent:

               (a) Sales, Liens, Etc . Except as otherwise provided herein sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or related Contract or Related Security, or any interest (including Seller's retained interest) therein, or any lock-box account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing.

               (b) Extension or Amendment of Receivables . Except as otherwise permitted in Section 8.02 , extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (c) Change in Business or Credit and Collection Policy . Make any material change in the character of its business or in its Credit and Collection Policy.

               (d) Change in Payment Instructions to Obligors . Add or terminate any bank as a Lock-Box Bank from those listed in
           Schedule 6.01(o) or make any change in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock-Box Bank, unless the Agent shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

               (e) Minimum Net Worth . Permit UPAC's consolidated tangible net worth to be less than $5,000,000. (Consolidated tangible net worth shall mean the consolidated net worth of UPAC and its Subsidiaries after subtracting there from the aggregate amount of any intangible assets of UPAC and its Subsidiaries, including, without limitation, goodwill, software systems, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names and UPAC's earnings shall mean UPAC's after tax net income.)
               (f) Mergers, Acquisitions, Sales, etc . Be a party to any merger or consolidation, or convey, transfer, lease or otherwise dis-pose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person; provided , however , that (i) UPAC may merge or consolidate with, or acquire all or substantially all of the assets of any other Originator and (ii) UPAC may merge or consolidate with, or acquire all or substantially all of the assets or capital stock or other ownership interest of any other Person so long as (1) no Liquidation Event or Unmatured Liquidation Event is then outstanding or would result therefrom and
          (2) immediately after giving effect to such merger, consolidation or acquisition, as the case may be, UPAC shall be the surviving entity of such merger, consolidation or acquisition and the net worth of UPAC on a consolidated basis will equal or exceed that of UPAC immediately prior to such merger, consolidation or acquisition; and provided , further , it is expressly understood and agreed that, unless otherwise agreed to by the Agent and the Purchaser, neither (x) the accounts receivable and other similar assets of such other party to such merger, consolidation or acquisition (whether such accounts receivable or other similar assets existed prior to such merger, consolidation or acquisition or arise or are created thereafter out of or in connection with what had been the operations of such other party), nor (y) the accounts receivable and other similar assets acquired by an Originator from a Person (other than another Originator) in an acquisition of less than all or substantially all of such Person's assets (by way of example and not limitation, the purchase by an Originator of a single portfolio of Receivables from a third party), shall be deemed in any event to be Eligible Receivables hereunder except to the extent that:

                    (1) the aggregate Unpaid Principal Balance of all such Receivables acquired through purchase, merger or consolidation and which have not been previously designated by the Agent and the Purchaser as being Eligible Receivables does not exceed, at any time, 5% of the Net Pool Balance at such time; and

                    (2) the aggregate Unpaid Principal Balance of all such Receivables acquired through any specific merger, consolidation or any acquisition or purchase (or any related series of acquisitions or purchases) and which have not previously been designated by the Agent and the Purchaser as being Eligible Receivables does not exceed, at any time, 2.5% of the Net Pool Balance at such time.

               (g) Restricted Payments . Purchase or redeem, or permit any Subsidiary to purchase or redeem, any shares of the capital stock of UPAC, declare or pay any dividends (unless expressly permitted by the Agent) thereon, make any distribution to stockholders (including, without limitation, of operating or other funds to Parent) or set aside any funds for any such purpose, or prepay, purchase or redeem, or permit any Subsidiary to prepay, purchase or redeem, any subordinated indebtedness of UPAC, or purchase any debt owed by any Affiliate of UPAC or make any loan to any Affiliate of UPAC, except that (x) UPAC and any Subsidiaries may make permitted payments (i) under the Tax Sharing Agreement in accordance with the terms thereof, (provided that in no case shall such amount exceed Seller's pro rata allocation), (ii) under the Subordinated Line not in excess of the amount permitted thereunder and (iii) in respect of Allocated Expenses, and (y) UPAC may make loans to the Seller as contemplated in the Purchase and Sale Agreement to facilitate the ongoing purchase of Receivables by the Seller from the Originators thereunder.

               (h) Incurrence of Indebtedness . Incur, guaranty or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (i) indebtedness to other Subsidiaries not exceeding in the aggregate $100,000 at any one time outstanding,
          (ii) current accounts payable arising in the ordinary course of business, (iii) indebtedness of the Seller to any Originators under the Subordinated Notes for the purchase price of Receivables purchased by the Seller from the Originators pursuant to the Purchase and Sale Agreement, (iv) unsecured indebtedness of UPAC in respect of outstanding deposits made to such Originator by referring agents in the ordinary course of its respective business, not to exceed at any time of determination hereunder, in the aggregate for UPAC and UPAC of California, the sum of $1,000,000 plus 10% of the excess (if any) of the consolidated tangible net worth of UPAC and UPAC of California and their consolidated subsidiaries at such time over $5,000,000, and (v) other indebtedness outstanding on the date hereof and listed on Schedule 7.06(i) ; notwithstanding the foregoing, UPAC and the other Originators may maintain a Subordinated Line with Parent in an amount not to exceed $5,000,000, in the aggregate, with respect to all of the Originators.

               (i) Deposits to Special Accounts . Deposit or otherwise credit, or cause or permit to be so deposited or credited, to Lock-Boxes or the Collection Account cash or cash proceeds other than Collections of Pool Receivables.

          SECTION 7.07. Affirmative Covenants of Parent . From the date hereof until the Final Payout Date, Parent will, unless the Agent shall otherwise consent in writing:

               (a) Compliance with Laws, Etc . Comply, and cause each of the Seller and the Originators to comply in all material respects with all applicable laws, rules, regulations and orders with respect to its business operations except where non-compliance would not have a material adverse effect on such business operations.
               (b) Preservation of Corporate Existence . Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the ability of Parent, the Seller, UPAC or any of the Originators to perform their respective obligations hereunder and under the other Transaction Documents.

               (c) Purchase and Sale Agreement . Cause each of the Originators to comply with each of the terms and provisions of the Purchase and Sale Agreement.

          SECTION 7.08. Reporting Requirements of Parent From the date hereof until the Final Payout Date, Parent will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

               (a) Quarterly Financial Statements . As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Parent, copies of Parent's quarterly financial reports, on Form 10-Q, as filed with the Securities and Exchange Commission (or if Parent is no longer required to file such Form 10-Q, Parent shall furnish such financial reports containing the information typically found on Form 10-Q), certified by the chief financial officer or chief accounting officer of Parent;

               (b) Annual Financial Statements . As soon as available and in any event within 90 days after the end of each fiscal year of Parent, a copy of Parent's Annual Report, on Form 10-K, as filed with the Securities and Exchange Commission (or if Parent is no longer required to file such Form 10-K, Parent shall furnish such financial reports containing information typically found on Form 10-K) and as reported on by nationally recognized independent certified public accountants;

               (c) Reports to Holders and Exchanges . In addition to the reports required by subsections (a) and (b) next above, promptly upon the Agent's request, copies of any reports which Parent sends to any of its Security holders, and any reports or registration statements that Parent files with the Securities and Exchange Commission;

               (d) ERISA . Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which Parent or any ERISA Affiliate of the Parent files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which Parent or any ERISA Affiliate of the Parent receives from such Corporation;

               (e) Litigation and Other Proceedings . As soon as possible and in any event within three Business Days of Parent's knowledge thereof, notice of (i) any litigation, investigation, inquiry or proceeding which may exist at any time which could have a material adverse effect on the business, operations, property or financial condition of Parent, any of the Originators or the Seller or impair the ability of Parent, any of the Originators or the Seller to perform its obligations under this Agreement and the other Transaction Documents and (ii) any material adverse development in any previously disclosed litigation, investigation, inquiry or proceeding; and

               (f) Other . Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of Parent, any of the Originators or the Seller as Purchaser may from time to time reasonably request in order to protect the interests of the Agent and the Purchaser.

          SECTION 7.09. Negative Covenants of Parent . From the date hereof until the Final Payout Date, Parent will not, without the prior written consent of the Agent:

               (a) Tangible Net Worth . Permit its consolidated tangible net worth (as such term is defined in Section 7.06(e) ) to be less than $50,000,000.


               (b) Amendments to Parent Support Agreement . Amend, supplement, waive the application of any provision of, amend and restate or otherwise modify the Parent Support Agreement, except, in each case (x) in accordance with the terms thereof and (y) with the prior written consent of the Agent.

          SECTION 7.10. Special Covenant of Seller, UPAC and Parent . From the date hereof until the Final Payout Date, Seller, UPAC and Parent agree that Seller shall (and Parent shall cause each of the Originators to operate such that the Seller shall) be operated in such a manner that it will not be substantively consolidated in the bankruptcy estate of any Affiliate such that the separate corporate existence of Seller would be disregarded in the event of a bankruptcy or insolvency of any Affiliate, and Seller is and shall be operated in such a manner that no Affiliate shall be substantively consolidated in the bankruptcy estate of Seller, such that, in the event that Seller were to be a debtor in a case under the Bankruptcy Code, the separate existence of Seller or the separate corporate existence of UPAC, or the separate existence of any other Affiliate or Originator, would be disregarded so as to lead to substantive consolidation of the assets and liabilities of UPAC, any other Originator, Parent or any other Affiliate with the bankruptcy estate of Seller, and in that regard:

               (a) Seller shall maintain separate corporate records and books of account from that of any Affiliate, including, but not limited to, the Originators and Parent, hold regular meetings and otherwise observe corporate formalities and shall keep and maintain its place of business separate and apart from the place of business of any Affiliate, including the Originators and Parent, and Seller shall have a separately designated address and phone listing for its business offices;

               (b) the financial statements and books and records of Seller, each of the Originators and Parent and any Affiliate prepared after the date hereof (which may be consolidated statements for certain financial and tax reporting purposes) shall reflect the separate existence of and separate financial condition of the Seller, each of the Originators and Parent and any other Affiliate and shall disclose
          (i) the effects of their transactions pursuant hereto and the Purchase and Sale Agreement in accordance with generally accepted accounting principles and (ii) that the assets of Seller will only be available to satisfy the claims of Seller's creditors;

               (c) Seller shall maintain its funds and other assets separately from the funds and other assets of any Affiliate, including, but not limited to the Originators and Parent (including through the maintenance of a separate bank account); Seller's funds and other assets and records relating thereto will be separately identifiable and shall not be commingled with those of any Affiliate, including, but not limited to the Originators and Parent, and the creditors of the Originators and Parent shall be entitled to be satisfied out of their own assets prior to any value becoming available to the shareholders of Seller;

               (d)  except to the limited extent permitted under
           Section 7.10(p) or as expressly permitted under the Purchase and Sale Agreement, no Affiliate of Seller shall guarantee Seller's obligations or advance funds to Seller for the payment of expenses or otherwise;

               (e) Seller, each Originator and Parent will conduct their respective businesses solely in their own name so as not to mislead others as to their identity, and particularly the Originators and Parent on the one hand and Seller on the other hand will use their best respective efforts to avoid the appearance of conducting business on behalf of Seller on the one hand and the Originators and Parent on the other hand or that any of Seller's assets are available to pay the creditors of any Originator or Parent or any other Affiliates, and, without limiting the generality of the foregoing, all oral or written communications shall be conducted by Seller in its own name and on its own stationary;

               (f) except in the limited instances set forth herein, Seller will not act as an agent of Parent or any Originator or any Affiliate, and no Affiliate (including the Originators and Parent) will act as an agent of Seller, but instead Seller shall present itself to the public as a corporation separate from any other Person, independently engaged in the business of purchasing Receivables and related Contracts;

               (g) Seller, each Originator and Parent will act and conduct their respective businesses in such a way that it would not be reasonable for a third party to rely on the assets of one to satisfy the obligations of the others;

               (h) Seller shall obtain proper authorization from its board of directors for any material corporate action to be engaged in by Seller;

               (i) Seller will maintain its own separate bank account and will pay all of its own operating expenses and liabilities solely and exclusively from its own funds;

               (j) all resolutions, consents to action, agreements, and any other instruments of Seller underlying the transactions described in this Agreement and in the other Transaction Documents shall be continuously maintained as official records by Seller, separately identified and held apart from the records of the Originators, Parent and each of the Affiliates thereof;

               (k) Seller shall remain a limited purpose corporation whose activities are restricted in accordance with its Certificate of Incorporation;

               (l) Seller shall hold no ownership or equity interests any Person;
               (m) neither any of the Originators nor Parent nor any other Affiliate shall engage in any intercompany transactions with Seller except for the transactions set forth or expressly contemplated in this Agreement (or reasonably related thereto), the Purchase and Sale Agreement and the other Transaction Documents;

               (n) at least one of the directors of Seller shall be an independent director, which independent director shall at no time be a member, partner, director (other than as the independent director of Seller), officer or employee of Seller, any Originator or Parent or any Affiliate of any of the foregoing;
               (o) although the organization expenses of Seller have been paid by APR, operating expenses and liabilities of Seller shall be paid solely and exclusively by Seller from its own funds (it being understood that APR may from time to time make capital contributions to Seller); and

               (p) Seller, Originators and Parent shall comply with all assumptions regarding the maintenance of Seller's separate corporate existence set forth in the opinions of counsel described in Section 5.01(l) .


                                 ARTICLE VIII

                        ADMINISTRATION AND COLLECTION

          SECTION 8.01.  Designation of Servicer .

               (a) UPAC as Initial Servicer . The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder ("Servicer") from time to time in accordance with this Section 8.01 . Until the Agent gives to UPAC a Successor Notice (as defined in Section 8.01(b) ), UPAC is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

               (b) Successor Notice; Servicer Transfer Events . Upon UPAC's receipt of a notice from the Agent of the Agent's designation of the Backup Servicer or any other Person acceptable to the Agent as Servicer (a " Successor Notice "), UPAC agrees that it will terminate its activities as Servicer hereunder in a manner that the Agent believes will facilitate the transition of the performance of such activities to the new Servicer, and such new Servicer shall assume each and all of UPAC's obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and UPAC shall use its best efforts to assist the Agent (or its designee) in assuming such obligations. The Agent agrees not to give UPAC a Successor Notice until after the occurrence of any Liquidation Event (any such Liquidation Event being herein called a " Servicer Transfer Event "), in which case such Successor Notice may be given at any time in the Agent's discretion. If UPAC disputes the occurrence of a Servicer Transfer Event, UPAC may take appropriate action to resolve such dispute; provided that UPAC must terminate its activities hereunder as Servicer and allow the newly designated Servicer to perform such activities on the date provided by the Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute. Each successor Servicer and the Backup Servicer agree to be bound by the provisions of Section 2.1 of the Purchase and Sale Agreement.

               (c) Subcontracts . Servicer may, with the prior consent of the Agent, subcontract with any other person for servicing, administering or collecting the Pool Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof; and provided, further that the Agent shall be deemed to have consented to the Servicer's subcontracting with any Originator to perform the servicing, administering and collecting of such Originator's own Receivables until such time as a Successor Notice shall be delivered in accordance with the immediately preceding Section 8.01(b) .

          SECTION 8.02.  Duties of Servicer .

               (a) Appointment; Duties in General . Each of Seller, Purchaser and Agent hereby appoints as its agent Servicer, as from time to time designated pursuant to Section 8.01 , to enforce its rights and interests in and under the Pool Receivables, the Related Security and the related Contracts. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with such care and diligence as is customary in servicing insurance premium finance contracts in the industry or, if higher, the servicing standards it-applies to such contracts, and in accordance with the Credit and Collection Policies; such duties to include, but not be limited to, the following: (i) documentation, collection, enforcement and administration of the Receivables, (ii) servicing in accordance with stated contract processing, collections, and cash disbursement policies and procedures, and all other procedures and standards set forth in the Credit and Collection Policies, (iii) maintaining and documenting Purchaser's and Agent's first priority perfected security interest in the Receivables Pool, including those steps necessary to ensure a perfected security interest in the unearned premiums, (iv) depositing and paying over of all amounts to such Persons or accounts and as and when required by the terms of any Transaction Document, (v) preparing and delivering reports and electronic data to facilitate Settlements, Reinvestments, Purchases, periodic audits, etc., (vi) delivering periodic data to the Backup Servicer as required pursuant to the Backup Servicing Agreement and (vii) using its best efforts to fully cooperate with any new Servicer at any time designated hereunder.

               (b) Documents and Records . The Seller shall deliver to the Servicer, and Servicer shall hold in trust for Seller, the Originators, the Agent and Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

               (c) Certain Duties to Seller . Servicer shall, as soon as practicable following receipt, subject to Article III, turn over to Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less, in the event UPAC, the Parent, any other Originator or any Affiliate of any of the foregoing is no longer Servicer, all reasonable and appropriate out-of-pocket costs and expenses of Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable which is not a Pool Receivable. Servicer, if other than UPAC, the Parent, any other Originator or any Affiliate of any of the foregoing, shall, as soon as practicable upon demand, deliver to Seller all documents, instruments and records in its possession that evidence or relate to Receivables of Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

               (d) Termination . Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

               (e) Power of Attorney . Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Purchaser (whether or not from Seller) in connection with any Receivable.

          SECTION 8.03.  Rights of the Agent .
               (a) Notice to Obligors . At any time the Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of Asset Interests by Purchaser.

               (b) Notice to Lock-Box Banks . Seller hereby transfers to the Agent exclusive dominion and control of all of its bank accounts and related lock-boxes into which Collections are remitted, deposited or concentrated, and hereby agrees to take any further action that the Agent may reasonably request to effect such transfer. The Agent agrees to permit the Seller and the Originators to continue to operate such accounts in accordance with their customary business practices until such time following the earliest to occur of (i) the occurrence of the Liquidation Date, (ii) the commencement of the Liquidation Period, and (iii) the breach of the warranty in Section 6.02(h)(v) as the Agent may elect to notify the Lock-Box Banks to cease taking directions with respect to any such accounts or lock-boxes from the Seller, the Servicer and/or the applicable Originator, as the case may be.

               (c) Rights on Servicer Transfer Event . At any time following the designation of a Servicer other than UPAC, the Parent, any other Originator or any Affiliate of any of the foregoing pursuant to Section 8.01 :
                    (i) The Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Agent.

                    (ii) Seller and UPAC shall, at the Agent's request and at
               Seller's expense, give notice of such ownership to each said Obligor and direct that payments be made directly to the Agent.

                    (iii) Seller and UPAC shall, and shall cause each of the
               other Originators to, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the Agent at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent.

                    (iv) Each of Seller and Purchaser hereby authorizes the
               Agent, and grants to the Agent an irrevocable power of attorney, to take any and all steps in Seller's name and on behalf of Seller and Purchaser which are necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing Seller's and/or the applicable Originator's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts;
                provided that the Agent shall not exercise their rights under such Power of Attorney unless a Servicer Transfer Event shall have occurred and be continuing.

          SECTION 8.04. Responsibilities of Seller . Anything herein to the contrary notwithstanding:

               (a) Contracts . Seller and UPAC shall perform all of their respective obligations under the Contracts related to the Pool Receivables and under other agreements to the same extent as if the Asset Interest had not been sold hereunder or under the Purchase and Sale Agreement and the exercise by the Agent or its designees of their rights hereunder shall not relieve Seller or UPAC from such obligations.

               (b) Limitation of Liability . Neither the Agent nor the Purchaser shall have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related purchase orders or other agreements, nor shall either of them be obligated to perform any of the obligations of Seller, the applicable Originator or UPAC thereunder.

          SECTION 8.05. Further Action Evidencing Purchases and Reinvestments.

               (a) Further Assurances . Seller and UPAC agree that from time to time, at the reasonable expense of the Seller's, they will promptly execute and deliver all further instruments and documents, and take all further action that the Agent or its designees may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable Purchaser, the Agent or its designees to exercise or enforce any of their respective rights hereunder or under any Transaction Document. Without limiting the generality of the foregoing, Seller and UPAC will, upon the request of the Agent or its designee:

                    (i) execute and file such financing or continuation
               statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate;
                    (ii) mark conspicuously each Contract evidencing each Pool
               Receivable with a legend, acceptable to the Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

                    (iii) mark the master data processing records evidencing
               such Pool Receivables and related Contracts with such legend.

               (b) Additional Financing Statements; Performance by Agent . Seller and UPAC hereby authorize the Agent or its designees to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising in the name of Seller or UPAC. If Seller, UPAC or Parent fails to perform any of its agreements or obligations under this Agreement, the Agent or its designees may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent and its designees, as the case may be, incurred in connection therewith shall be payable by Seller as provided in Section 14.05 .

               (c) Continuation Statements; Opinion . Without limiting the generality of subsection (a) , Seller will not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.01(e) or any other financing statement filed pursuant to this Agreement or the Purchase and Sale Agreement or in connection with any Purchase hereunder, unless the Termination Date shall have occurred and Purchaser's Total Interest shall have been reduced to zero, execute and deliver and file or cause to be filed an appropriate continuation statements with respect to such financing statements.
          SECTION 8.06. Application of Collections {tc \l2 "SECTION 8.06. Application of Collections }. Any payment by an Obligor in respect of any indebtedness owed by it to Seller or an Originator shall, except as otherwise specified by such Obligor, required by the underlying Contract or law or unless the Agent instructs otherwise, be applied, first , as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable and, second , to any other indebtedness of such Obligor.


                                  ARTICLE IX

                              SECURITY INTEREST

          SECTION 9.01. Grant of Security Interest . To secure all obligations of Seller, and Servicer (if UPAC, any Originator, the Parent or any Affiliate of any of the foregoing) in its capacity as Servicer, arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, Seller hereby assigns and grants to the Agent, for the benefit of the Secured Parties, a security interest in all of Seller's (i) right, title and interest (including specifically any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Receivables, the Related Security, the related Contracts and all Collections with regard thereto and proceeds thereof and (ii) rights, remedies, powers and privileges under and in respect of the Purchase and Sale Agreement, the Parent Support Agreement, the Lock-Box Agreements and related lock-box accounts.

          SECTION 9.02.  Further Assurances .  The provisions of
 Section 8.05 shall apply to the security interest granted under
 Section 9.01 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

          SECTION 9.03. Remedies . Upon the occurrence of a Liquidation Event, Purchaser and the Agent shall have, with respect to the collateral granted pursuant to Section 9.01 , and in addition to all other rights and remedies available to Purchaser or the Agent under this Agreement or other applicable law, all the rights and remedies of a secured party upon default under the UCC.


                                  ARTICLE X

                              LIQUIDATION EVENTS

          SECTION 10.01. Liquidation The following events shall be " Liquidation Events " hereunder:

               (a) (i) Servicer (if UPAC, any Originator, the Parent or any Affiliate of any of the foregoing) shall fail to perform or observe any term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause ( ii ) next following) and such failure shall remain unremedied for three Business Days or (ii) Servicer (if UPAC, any Originator, the Parent or any Affiliate of any of the foregoing) shall fail to make any payment or deposit to be made by it hereunder when due; or

               (b) Any representation or warranty made or deemed to be made by Seller, UPAC, and other Originator or Parent (or any of their officers) under or in connection with this Agreement or any other Transaction Document or any Settlement Statement or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

               (c) Seller, UPAC, any other Originator or Parent shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Transaction Documents on their part to be performed or observed and any such failure shall remain unremedied for five Business Days after (i) written notice thereof shall have been given by the Agent to Seller, UPAC, any such other Originator or Parent, as applicable, or (ii) either Seller, Parent or UPAC obtained actual knowledge thereof; or

               (d) (i) A default or a similar event, as the case may be, shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for (A) the issuance of indebtedness for borrowed money aggregating for all such agreements in excess of $150,000 of, or guaranteed by, any Originator, or $5,000,000 of, or guaranteed by, Parent or (B) pursuant to which any Originator or Parent shall have sold interests in receivables to, or shall otherwise have financed receivables with, any Person, where the purchaser's investment is in the aggregate for all such transactions in excess of $150,000 in the case of such Originator or $5,000,000 in the case of Parent, which default or similar event, if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice) would permit acceleration of the maturity of such indebtedness or would require the permanent reduction of such purchaser's investment and such default or similar event shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration or reduction and any notice of default or similar event required to permit acceleration or reduction shall have been given; or

               (e) Adverse Determinations shall have occurred in three or more states or in states in which Direct or Insurance Obligors reside representing the aggregate of 5% or more of the Receivables in the Receivables Pool; or

               (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, any Originator or Parent or any Affiliate of any thereof; or

               (g) (i) Any material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by Seller the Parent or any Originator to the Agent and Purchaser prior to the date of execution and delivery of this Agreement is pending against Seller, any Originator or Parent or any Affiliate of any thereof, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii) , in the opinion of the Agent, has a reasonable likelihood of having a Material Adverse Effect; or

               (h) The average Excess Yield Ratio at any Cut-Off Date calculated for the three most recent Settlement Periods (calculated with pro forma calculations of the Excess Yield Ratio for the number of calendar months preceding the date hereof necessary to make the calculations required by this paragraph (h) ) is less than 3.00%; or

               (i) The average Default Ratio at any Cut-Off Date calculated for the three most recent Settlement Periods (calculated with pro forma calculations of the Default Ratio for the number of calendar months preceding the date hereof necessary to make the calculations required by this paragraph (i) ) exceeds 1.00%; or

               (j) The average Cancellation Ratio at any Cut-Off Date calculated for the three most recent Settlement Periods (calculated with pro forma calculations of the Cancellation Ratio for the number of calendar months preceding the date hereof necessary to make the calculations required by this paragraph (j) ) exceeds 4.00%; or

               (k)  The Delinquency Ratio at any Cut-Off Date exceeds 3.00%; or

               (l) There shall exist any event or occurrence that has a reasonable possibility of causing a Material Adverse Effect; or

               (m) The Purchaser's Share on account of Principal Receivables shall at any time exceed 100% and such excess shall not have been eliminated within 2 Business Days after the date of any Weekly Report, Settlement Statement or other report disclosing such excess; or

               (n) Any of Seller, Parent or Originator is subject to a Change-in-Control; or

               (o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller, any Originator, Parent or any ERISA Affiliate of any of the foregoing and such lien shall not have been released within five days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller, any such Originator, Parent or any such ERISA Affiliate; or

               (p) Failure to obtain a Liquidity Agreement in substitution for the then existing Liquidity Agreement on or before 30-days prior to the expiration of the commitments of the Liquidity Banks thereunder or the Liquidity Agreement is otherwise terminated (unless immediately prior to such termination, the Liquidity Agreement shall have been funded or collateralized in such a manner that such failure to substitute or such termination will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes);
           it being understood and agreed that the Agent shall use reasonable efforts to obtain such a substitute Liquidity Agreement, but neither the Agent nor the Bank of Boston shall have any liability for failing to do so nor shall they have any obligation to provide such a facility themselves; or

               (q) (i) A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days,
          (ii) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank under the Liquidity Agreement, and (iii) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper
          Notes; provided , that no Termination Event shall be deemed to have occurred pursuant to this Section 10.01(q ) if (x) the parties hereto agree to permanently reduce the Purchase Limit by the commitment amount of such Downgraded Liquidity Bank at the end of the 45 day period referred to in clause (i) and (y) the Purchaser's Total Investment does not exceed such revised Purchase Limit after such time; it being understood and agreed that the Agent shall use reasonable efforts to replace any Downgraded Liquidity Bank, but neither the Agent nor Bank of Boston shall have any liability for failing to do so nor shall they have any obligation to assume the commitment of such Downgraded Liquidity Bank themselves; or
               (r) any Liquidity Bank terminates, refuses to perform or defaults in the performance of its Funding commitment under the Liquidity Agreements, provided , that no Termination Event shall be deemed to have occurred pursuant to this Section 10.01(r) if (x) the parties hereto agree to permanently reduce the Purchase Limit by the unfunded commitment amount of such terminating or defaulting Liquidity Bank and after giving effect thereto to the Purchaser's Total Investment would not exceed such revised Purchase Limit or (y) such terminating or defaulting Liquidity Bank is replaced under the Liquidity Agreement by a Qualifying Liquidity Bank or such default is cured, in either case, within one Business Day after the Agent's receipt of actual knowledge of the termination or default by such Liquidity Bank under the Liquidity Agreement ;
           it being understood and agreed that the Agent shall use reasonable efforts to obtain a replacement Liquidity Bank to substitute for such recalcitrant of defaulting Liquidity Bank, but neither the Agent nor Bank of Boston shall have any liability for failing to do so nor shall they have any obligation to assume the commitment of such Liquidity Bank themselves; or


               (s)  a Purchase and Sale Termination Event shall have occurred;
          or

               (t) Purchaser shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

               (u) the Parent Support Agreement shall cease to be in full force and effect or the Parent or any other Person shall assert the invalidity or unenforceability thereof.

          SECTION 10.02.  Remedies .

               (a) Optional Liquidation . Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsections (f),(p),(q), (r) or (u) of Section 10.01 ), the Agent shall, at the request, or may with the consent, of Purchaser, by notice to Seller declare the Purchase Termination Date to have occurred and the Liquidation Period to have commenced.

               (b) Automatic Liquidation . Upon the occurrence of a Liquidation Event described in subsections (f),(p),(q),(r) or (u) of Section 10.01 , the Purchase Termination Date shall occur and the Liquidation Period shall commence automatically.

               (c) Additional Remedies . Upon any Purchase Termination Date pursuant to this Section 10.02 , no Purchases or Reinvestments thereafter will be made, and the Agent and Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC and other laws of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.


                                  ARTICLE XI

                                  THE AGENT

          SECTION 11.01. Authorization and ActionPurchaser has appointed and authorized the Agent (or its respective designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

          SECTION 11.02. Agent's Reliance, Etc . The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 8.01 ), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to Purchaser or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller, any of the Originators or Parent or to inspect the property (including the books and records) of Seller, any of the Originators or Parent; (d) shall not be responsible to Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 11.03. Bank of Boston and Affiliates . Bank of Boston and any of its respective Affiliates may generally engage in any kind of business with Seller, any of the Originators or Parent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, any of the Originators or Parent or any Obligor or any of their respective Affiliates, all as if Bank of Boston was not the Agent hereunder and without any duty to account there for to Purchaser or any other holder of an interest in Pool Receivables.


                                 ARTICLE XII

                      ASSIGNMENT OF PURCHASER'S INTEREST

          SECTION 12.01.  Restrictions on Assignments .

               (a) Except as set forth in Section 12.05 , neither Seller, UPAC, nor Parent, may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Agent. Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof or interest therein) to any Person without the prior written consent of Seller which consent shall not be unreasonably withheld; provided , however , that, without the prior consent of any Person:

                    (i) Purchaser may assign all or any part of its rights and interests in the Transaction Documents, together with all or any portion of its interest in the Asset Interest, to any "bankruptcy remote" special purpose entity the business of which is administered by Bank of Boston or any Affiliate; and

                    (ii) Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to the Collateral Agent to secure Purchaser's obligations under or in connection with the Commercial Paper Notes and the Liquidity Agreement and certain other obligations of Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest (and any subsequent assignment by the Collateral Agent) shall not be considered an "assignment" for purposes of Section 12.01 or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement.

               (b) Seller agrees to advise the Agent within five Business Days after notice to Seller of any proposed assignment by Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a) , of Seller's consent or non-consent to such assignment and if it does not consent, the reasons therefor. If Seller does not consent to such assignment, Purchaser may. immediately assign such Asset Interest (or portion thereof) to Bank of Boston or any Affiliate of Bank of Boston. All of the aforementioned assignments shall be upon such terms and conditions as Purchaser and the assignee may mutually agree.

          SECTION 12.02. Rights of Assignee . Upon the assignment by Purchaser in accordance with this Article XII , the assignee receiving such assignment shall have all of the rights of Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned)

          SECTION 12.03. Evidence of Assignment . Any assignment of the Asset Interest (or any portion thereof) to any Person may be evidenced by such instrument(s) or document(s) as may be satisfactory to Purchaser, the Agent and the assignee.

          SECTION 12.04. Rights of the Banks and Collateral Agent . Seller hereby agrees that, upon notice to Seller, the Collateral Agent may exercise all the rights of the Agent and the Purchaser hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by Purchaser, and all other rights and interests of Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice the Collateral Agent may request Servicer to segregate Purchaser's Share of Collections from Seller's Share, require Collections to be retained in the Collection Account, may give a Successor Notice pursuant to Section 8.01(a) , may give or require the Agent to give notice to the Lock-Box Banks as referred to in Section 8.03(b ) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Agent or the Purchaser might have done.


                                 ARTICLE XIII

                               INDEMNIFICATION

          SECTION 13.01.  Indemnities by Seller .

          (a) General Indemnity . Without limiting any other rights which any such Person may have hereunder or under applicable law, Seller hereby agrees to indemnify each of the Purchaser, the Liquidity Banks, the Enhancement Providers, the Backup Servicer and the Agent, each of the foregoing's respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an " Indemnified Party "), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as " Indemnified Amounts ") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding , however , (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, or
(b) recourse (except as otherwise specifically provided in this Agreement) for Defaulted Receivables. Without limiting the foregoing, Seller hereby indemnifies each Indemnified Party for Indemnified Amounts arising out of or relating to:

                    (i) the transfer by Seller of any interest in any Receivable other than the transfer of an Asset Interest to Purchaser pursuant to this Agreement and the grant of a security interest to Purchaser pursuant to Section 9.01 ;

                    (ii) any representation or warranty made by Seller, UPAC (individually or as Servicer) or Parent (or any of their officers or Affiliates) under or in connection with any Transaction Document, any Settlement Statement or any other information or report delivered by or on behalf of Seller, UPAC (individually or as Servicer) or Parent pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made;

                    (iii) the failure by Seller or any applicable Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                    (iv) the failure to vest and maintain vested in Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of Purchaser or the Agent, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

                    (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC or similar laws of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

                    (vi) any dispute, claim, offset or defense (other than
               discharge in bankruptcy) of any Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the making of loans or the sale or provision of services related to such Receivable or the furnishing or failure to furnish such loans or services;

                    (vii) any failure of Seller, Parent, Servicer (if UPAC or an
               Affiliate of UPAC) or any Originator to perform their respective duties or obligations in accordance with the provisions of this Agreement, including, without limitation, Article VIII and
                Sections 4.02 and 3.07(b) , or any of the other Transaction
               Documents;

                    (viii) any products liability claim arising out of or in
               connection with loans, products or services that are the subject of any Pool Receivable;
                    (ix) any tax or governmental fee or charge (but not
               including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables;

                    (x) the failure by Seller or UPAC to vest and maintain
               vested in Purchaser a valid and first priority security interest in any and all unearned premium related to each Pool Receivable;

                    (xi) (A) any proceeding, investigation or inquiry which does or could result in an Adverse Determination, (B) any Adverse Determination or (C) Seller's, any Originator's or the Purchaser's failure to be qualified, licensed or to have obtained necessary approvals as a premium finance company in any jurisdiction in which such qualification, license or approvals are required;

                    (xii) the failure to cancel any insurance policy on which a payment is more than 31 days (or, if earlier, the date specified in the related Contract) past due; or

                    (xiii) the occurrence of a Liquidation Event or Unmatured
               Liquidation Event under Section 10.01(e) ; or

                    (xiv) any insurance fraud relating to any Receivable.

               (b) Contest of Tax Claim; After-Tax Basis . If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from Seller under Section 13.01(a)(ix) , such Indemnified Party shall give prompt and timely notice of such attempt to it and Seller shall have the right, at their expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

               (c) Contribution . If for any reason the indemnification provided above in this Section 13.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


                                 ARTICLE XIV

                                MISCELLANEOUS
          SECTION 14.01. Amendments, Etc . No amendment or waiver of any provision of this Agreement nor consent to any departure by Seller, UPAC or Parent therefrom shall in any event (unless otherwise provided herein) be effective unless the same shall be in writing and signed by (a) Seller, UPAC, Parent, the Agent and Purchaser (with respect to an amendment) or (b) the Agent and Purchaser (with respect to a waiver or consent by them) or Seller, UPAC or Parent (with respect to a waiver or consent by them), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks and/or the Collateral Agent. In addition, the parties acknowledge that prior to entering into any material amendment to this Agreement or any amendment or modification to the definition hereunder of " Excess Concentration Deduction " at any time that the Commercial Paper Notes are being rated, the Purchaser shall be required to obtain written confirmation from each of the rating agencies then rating the Commercial Paper Notes that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes. The Purchaser shall send or cause to be sent to each such rating agency, copies of all amendments, waivers or other modifications to this agreement prior to the execution thereof by all of the parties thereto.

          SECTION 14.02. Notices, Etc . All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective,
(a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

          SECTION 14.03. No Waiver; Remedies . No failure on the part of the Agent, any Affected Party, any Indemnified Party, Purchaser, the Collateral Agent or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of the Affected Parties and the Indemnified Parties is hereby authorized by Seller, UPAC or Parent at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any such Affected Party or Indemnified Party to or for the credit or the account of Seller, UPAC or Parent, now or hereafter existing under this Agreement, to any such Affected Party or Indemnified Party, or their respective successors and assigns.

          SECTION 14.04. Binding Effect; Survival This Agreement shall be binding upon and inure to the benefit of Seller, UPAC, Parent, the Agent, the Purchaser and their respective successors and assigns, and the provisions of
 Sections 4.02 and 14.03 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided , however , nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.01 . This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by Seller, UPAC or Parent pursuant to
 Article VI and the indemnification and payment provisions of
 Article XIII and Sections 4.02 ,  14.05 ,  14.06 ,  14.07 ,  14.08  and  14.15
shall be continuing and shall survive any termination of this Agreement.

          SECTION 14.05. Costs, Expenses and Taxes.
In addition to its obligations under Article XIII , the Seller hereby agrees to jointly and severally pay on demand:

               (a) all costs and expenses incurred by the Agent, the Collateral Agent, the Liquidity Banks, the Liquidity Agent and the Purchaser and their respective Affiliates in connection with the negotiation, preparation (including, without limitation, electronic data preparation), execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, this Agreement and the other Transaction Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of Seller's, the Parent's, the Originators' and/or UPAC's books and records either prior to the execution and delivery hereof or pursuant to Sections 7.01(c ) and 7.04(c) ; and

               (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 14.06. No Proceedings . Seller, UPAC, Parent, Servicer, each hereby agrees that it will not, and will not permit any other Originator to, institute against Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding. The foregoing shall not limit Seller's, UPAC's, Parents's, Servicer's or any other Originator's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than Seller, UPAC, Parent, Servicer or any such other Originator.

          SECTION 14.07.  Confidentiality of Seller Information .

               (a) Confidential Seller Information . Each party hereto (other than Seller and its Affiliates) acknowledges that certain of the information provided to such party by or on behalf of Seller, UPAC, Parent or any Originator in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Seller shall otherwise agrees in writing, and except as provided in subsection (b) , such party will not disclose to any other person or entity: (i) any information regarding, or copies of, any non-public financial statements, reports and other information furnished by Seller, UPAC, Parent or any Originator to Purchaser or the Agent and designated by them as being confidential, or (ii) any other information regarding Seller, UPAC, Parent or any Originator (" Seller Parties ") which is designated by Seller to such party in writing as confidential (collectively, " Seller Information "); provided , however , " Seller Information
          " shall not include (A) any information which is or becomes generally available on a nonconfidential basis from a source other than Seller Party, or which was known to such party on a nonconfidential basis prior to its disclosure by Seller Party, or (B) information regarding the nature, scope and structure of this Agreement, the other Transaction Documents and the basic terms hereof.

               (b) Disclosure . Notwithstanding subsection (a) , each party may disclose any Seller Information:

                    (i) to any of such party's independent attorneys, consultants and auditors, and to each Liquidity Bank, Enhancement Provider, Liquidity Agent, Collateral Agent, any dealer or placement agent for Purchaser's commercial paper, and any actual or potential assignees of, or participants in, any of the rights or obligations of Purchaser, any Liquidity Bank, the Enhancement Provider, or the Agent under or in connection with this Agreement, who (A) in the good faith belief of such party, have a need to know such Seller Information, (B) are informed by such party of the confidential nature of the Seller Information and the terms of this Section 14.07 , and are subject to confidentiality restrictions generally consistent with this Section 14.07 ,

                    (ii) to any rating agency that maintains a rating for
               Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of Purchaser in connection with such rating,

                    (iii) to any other party to this Agreement or any agreement relating to the Purchaser's receivables purchase program, for the purposes contemplated hereby or relating hereto,

                    (iv) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

                    (v) subject to subsection (c) , in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information, or,

                    (vi) if it or any of its representatives is requested or
               becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information.

               (c) Survival . This Section 14.07 shall survive termination of this Agreement.

          SECTION 14.08.  Confidentiality of Program Information .

               (a) Confidential Information . Each party hereto acknowledges that Bank of Boston and the Purchaser regard the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:

                    (i) it will not disclose without the prior consent of Bank of Boston (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives")) of such party, each of whom shall be informed by such party of the confidential nature of the Information (as defined below) and of the terms of this Section 14.08 , (A) any information regarding the pricing in, or copies of, this Agreement or any transaction contemplated hereby, (B) any information regarding the organization, business or operations of Purchaser or the Liquidity Agreement or Enhancement Agreements generally or the services performed by the Agent for Purchaser, or (C) any information which is furnished by Bank of Boston, the Agent, the Purchaser, the Collateral Agent, the Liquidity Agent, the Liquidity Banks or the Enhancement Provider to such party and which is designated by such disclosing party to such other party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and  (C)  is collectively referred to as the
               " Program Information  "); provided ,  however , that such party may disclose any such Program Information (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, or (IV) in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information (provided that such party provides Bank of Boston the opportunity to contest such actions on behalf of such party);

                    (ii) it will use the Program Information solely for the
               purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

                    (iii) it will, upon demand, return (and cause each of its
               representatives to return) to Bank of Boston, all documents or other written material received from any of the disclosing parties described therein, in connection with (a)(i)(B) or
                (C) above, and all copies thereof made by such party which contain the confidential Program Information.

               (b)   Availability of Confidential Information .  This
           Section 14.08 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than any of the persons described in clause (a)(i)(C) above or were known to such party on a nonconfidential basis prior to its disclosure by any of the persons described in clause (a)(i)(C) above .

               (c) Survival . This Section 14.08 shall survive termination of this Agreement.

          SECTION 14.09. Captions and Cross References . The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

          SECTION 14.10. Integration . This Agreement, together with the Fee Letter, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          SECTION 14.11. GOVERNING LAW . THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF PURCHASER IN THE RECEIVABLES IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 14.12. WAIVER OF JURY TRIAL . SELLER, UPAC AND PARENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

          SECTION 14.13. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES . EACH OF SELLER, UPAC AND PARENT HEREBY ACKNOWLEDGES AND AGREES THAT:

               (A) IT IRREVOCABLY (I) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (II) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (III) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

               (B) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

          SECTION 14.14. Execution in Counterparts . This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

          SECTION 14.15. No Recourse Against Other Parties . No recourse under any obligation, covenant or agreement of Purchaser contained in this Agreement shall be had against any stockholder, employee, officer, director, or incorporator of Purchaser, provided , however , that nothing in this
 Section 14.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

          SECTION 14.16. Covenant to Cooperate . Seller, Servicer, Parent, UPAC, the Agent and Purchaser covenant to provide each other with all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant to reasonably cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

          SECTION 14.17. Advice From Independent Counsel . The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
                          SIGNATURE PAGE TO FOLLOW]


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              APR FUNDING CORPORATION,
                                as Seller



                              By
                                Title
                              8245 Nieman Road, Suite 123
                              Lenexa, Kansas 66214
                              Telephone No.:  (913) 438-3802
                              Facsimile No.: (913) 438-4997
                              Attention:  Patrick F. Healy

                              UNIVERSAL PREMIUM ACCEPTANCE CORPORATION, individually and as initial Servicer



                              By
                                Title

                              8245 Nieman Road, Suite 100
                              Lenexa, Kansas 66214
                              Telephone No.:  (913) 859-0055
                              Facsimile No.: (913) 859-0011
                              Attention:  C. Ted McCarter

                              ANUHCO, INC.
                                as Parent



                              By
                                Title:

                              8245 Nieman Road, Suite 100
                              Lenexa, Kansas 66214
                              Telephone No.:  (913) 859-0055
                              Facsimile No.: (913) 859-0011
                              Attention:  Timothy P. O'Neil




                              EAGLEFUNDING CAPITAL CORPORATION,
                                as Purchaser

                              By: The First National Bank of Boston, as its attorney-in-fact


                              By:
                                Title:

                              c/o  The First National Bank of Boston
                                   100 Federal Street, 9th Floor
                                   Boston, Massachusetts  02110
                                   Telephone No.: 617/434-4301
                                   Facsimile No.: 617/434-9591
                                   Attention: Adam Cohen


                              THE FIRST NATIONAL BANK OF BOSTON,
                                as Agent



                              By
                                Title

                              100 Federal Street, 9th Floor
                              Boston, Massachusetts  02110
                              Telephone No.: 617/434-4301
                              Facsimile No.: 617/434-9591
                              Attention: Adam Cohen
                                  APPENDIX A

                                 DEFINITIONS


          This is Appendix A to the Receivables Purchase Agreement dated as of December 31, 1996 among APR Funding Corporation, Universal Premium Acceptance Corporation, Anuhco, Inc., EagleFunding Capital Corporation and The First National Bank of Boston, as Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this
 Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

          A. Defined Terms . As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

          " Acceptance Fee  " has the meaning set forth in Section 4.01(a) .

          " Acceptance Fee Amount  " has the meaning set forth in the Fee
Letter.

          " Adjusted Eurodollar Rate " means, with respect to any Yield Period for any Asset Tranche, an interest rate per annum equal to the sum of:

          (a) the LIBOR Spread; plus

          (b) the quotient, stated as a percentage, of (i) the per annum rate determined by Agent (rounded upwards if necessary to the next multiple of 1/16th of 1%) at which Dollar deposits in an amount equal to the Purchaser's Tranche Investment allocated to such Asset Tranche for a period approximating such Yield Period are offered by Bank of Boston based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second Business Day prior to the first day of such Asset Tranche, divided by (ii) a number equal to 1.00 minus the Eurodollar Reserve Percentage, if applicable.

          " Adverse Determination " means any formal act, conclusion, ruling, determination, finding, opinion, law, regulation or formal pronouncement by or of any Regulator having authority, the result of which is that (i) Purchaser was, is or will be required to be regulated, licensed or qualified as a premium finance company or its equivalent under any applicable law, order, rule or regulation on account of Purchaser's purchase or holding of the Asset Interest in any Pool Receivables, or (ii) any Person, other than the Purchaser and which is not already licensed or qualified as an insurance premium finance company, engaged in a transaction similar, in the reasonable judgment of Purchaser or the Agent, to that under this Agreement whereby such Person purchases or holds an ownership interest in receivables or undivided interests in receivables evidenced by insurance premium finance contracts, such Person is, was or will be required to be regulated, licensed or qualified as a premium finance company or its equivalent under any applicable law, order, rule or regulation on account of such Person's purchase or holding of such receivables or undivided interests in such receivables.

          " Adverse Determination Receivables " means those Pool Receivables that create or support a nexus with a jurisdiction, as determined by the applicable laws, orders, rules or regulations of that jurisdiction, the result of such nexus being that Purchaser is directly subject to an Adverse Determination pursuant to clause (i) of the definition of Adverse Determination, or could eventually be directly subject to an Adverse Determination similar to any Adverse Determination described in clause (ii) of the definition of Adverse Determination.

          " Affected Party " means each of the Agent, the Purchaser, the Liquidity Agent, the Collateral Agent, the Enhancement Providers, each Liquidity Bank, the Custodian and any agent of any of the foregoing and all of the foregoing's successors, assigns and/or participants.

          " Affiliate " when used with respect to a Person means any other Person controlling, controlled by, or under common control with, such Person.

          " Agent  " has the meaning set forth in the preamble .

          " Agent's Office " means the office of the Agent at 100 Federal Street, Mail Stop: 01-09-03, Boston Massachusetts 02110, Attention: Adam Cohen, or such other address as shall be designated by the Agent in writing to Seller and Purchaser.

          " Allocated Expenses means the share of expenses reasonably determined by Parent to be incurred by Parent as holding company for APR, UPAC, UPAC of California and each of their respective subsidiaries in such capacity as such holding company and reasonably allocated to either APR, UPAC, UPAC of California and such Person's respective subsidiaries.

          " Alternate Base Rate " means, with respect to any Yield Period for any Asset Tranche, an interest rate per annum equal to the Adjusted Eurodollar Rate or the Base Rate as the Seller shall so select and the Agent shall approve in accordance with the terms of this Agreement; provided , however , that the " Alternate Base Rate " for such Purchaser Tranche Investment allocated to such Yield Period shall be the Base Rate if (a) on or before the first day of such Yield Period, a Liquidity Bank shall have notified the Agent that a Eurodollar Disruption Event has occurred, (b) such Yield Period is a period of 1 to 29 days, or (c) the Purchaser Tranche Investment to be allocated to such Yield Period is less than $1,000,000.

          " APR " means Agency Premium Resource, Inc., a Kansas corporation. " Arrangement Fee " has the meaning set forth in Section 4.01(a)

          " Arrangement Fee Amount  " has the meaning set forth in the Fee
Letter.

          " Asset Interest  " has the meaning set forth in Section 1.04(a) .

          " Asset Tranche " means at any time a portion of the Asset Interest selected by the Seller or the Agent, as applicable, pursuant to Section 2.01.

          " Backup Servicer " means Bank of Boston, as Backup Servicer pursuant to the Backup Servicing Agreement.

          " Backup Servicing Agreement " means that certain Backup Servicing Agreement dated as of December 31, 1996 among the Backup Servicer, the Agent, the Servicer and the Seller, as the same may be amended or otherwise modified from time to time.

          " Bank of Boston  " has the meaning set forth in the recitals.

          " Base Rate " means, on any date, a fluctuating rate of interest per annum equal to the higher of (a) the per annum rate of interest announced from time to time by Bank of Boston at its head office in Boston, Massachusetts as its "base rate" and (b) 0.50% per annum above the Federal Funds Rate. The Base Rate is not necessarily intended to be the lowest rate of interest offered to its customers.
          " Best's Rating " means at any time the rating published in the then most recent edition of Best's Insurance Reports, Property-Casualtv for the Insurance Obligor in question; provided however that if pursuant to clause (a) , or clause (c) of the last paragraph of the definition of the term "Excess Concentration Deduction," a single rating is to be determined for a group of Insurance Obligors that are Affiliates, the "Best's Rating" of such group and of each Insurance Obligor in such group shall be the "Pooled Rating" thereof (as defined therein), or, if no Pooled Rating has been assigned to such group, the lowest Best's Rating of any of the individual Insurance Obligors in such group. If Best's Insurance Reports. Propertv-Casualtv ceases to be published at any time, Purchaser shall choose a reasonably equivalent substitute rating criteria, and appropriate modifications to this Agreement will be made to reflect such substitution.

          " Business Day " means a day on which (a) the Agent at its principal office in Boston, Massachusetts is open for business, (b) commercial banks in New York City are not authorized or required to be closed for business and (c) if the term " Business Day " is used in connection with the Adjusted Eurodollar Rate, dealings in Dollars are carried on in the London Interbank Market.

          " Cancellation Ratio " means, as of the Cut-Off Date for any Settlement Period, a fraction (expressed as a percentage) (a) the numerator of which is the average Unpaid Principal Balance of all Pool Receivables the related insurance policies of which were cancelled during the preceding Settlement Period on account of non-payment by the related Obligor and (b) the denominator of which is the average aggregate Unpaid Principal Balance of all Pool Receivables during such Settlement Period.

          " Change in Control  " means any of the following:

               (a) the acquisition, by any Person or two or more Persons acting on concert, of beneficial ownership (within the meaning of Sections 13(d) and 14(d) (2) of the Exchange Act), of 50% or more of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of Parent on a fully diluted basis, except for (i) acquisitions of newly issued shares of the capital stock of Parent for fair market value, and (ii) acquisitions of newly issued shares of the capital stock of Parent by employee benefit plans sponsored by Parent or any of its Subsidiaries for fair market value;

               (b) the failure of Parent to own (directly or through wholly-owned Subsidiaries, free and clear of all liens, 100% of the outstanding voting stock of each of the Originators or the failure of APR to own (directly or through wholly-owned Subsidiaries of APR), free and clear of all liens, 100% of the outstanding voting stock of Seller; or

               (c) the creation or imposition of any Lien on any shares of capital stock of Seller.

          " Collateral Agent " means the Person from time to time acting in the capacity as Collateral Agent under the Security Agreement.

          " Collection Account  " has the meaning set forth in Section 3.09.

          " Collections " means, with respect to any Receivable, all funds (a) received from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, principal, finance charges, interest and all other charges and fees) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, payments under guaranties, from state guaranty funds or other Related Security, refunds of unearned insurance premiums upon termination of insurance policies, insurance payments that Seller, any of the Originators or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivables and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), and (b) deemed to have been received by Seller, any of the Originators or any other party as a Collection pursuant to Section 3.04.

          " Commercial Paper Notes " means short-term promissory notes issued or to be issued by Purchaser to fund its investments in accounts receivable or other financial assets.

          " Contract " means any contract, instrument or other writing entered into by Seller or an Originator in the ordinary course of its business in connection with, or evidencing, loans made by Seller or such Originator to any Obligor to finance such Obligor's payment of unearned insurance premiums in respect of one or more insurance policies issued by one or more insurance carriers, including, without limitation, any writing relating to the assignment of all unearned premiums pertaining to the insurance policy or policies for which premium payments are being financed, any designation of Seller or such Originator as a loss payee thereunder, and any guaranty by the insurance agents that sold the related insurance policy or policies.

          " CP Disruption Event " means the inability of the Purchaser, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstance whatsoever, to raise funds through the issuance of its Commercial Paper Notes (whether or not constituting Commercial Paper Notes issued to fund Purchases hereunder) in the United States commercial paper market.
          " CP Rate " means, with respect to any Yield Period for any Asset Tranche, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper Notes of the Purchaser having a term equal to such Yield Period and issued to fund the applicable Purchase or maintenance of such Asset Tranche by the Purchaser may be sold by any placement agent or commercial paper dealer selected by the Purchaser, as agreed between each such agent or dealer and the Purchaser and notified by the Purchaser to the Agent; provided , however , if the rate (or rates) as agreed between any such agent or dealer and the Purchaser with regard to any Yield Period for the applicable Asset Tranche is a discount rate (or rates), the " CP Rate " for such Yield Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum .


          " Credit and Collection Policy " means, with respect to any Receivables originated by an Originator, the credit and collection policies and practices of such Originator relating to such Receivables and the contracts relating thereto, copies of each of which shall have been provided to the Agent concurrently herewith (or, in the case of any new Originator, prior to or concurrently with such Person becoming an Originator), as the same may be modified from time to time without violating Section 7.03(c) .

          " Custodian " means Bank of Boston or any successor custodian acceptable to the Agent.

          " Custody Agreement " means the Custody Agreement dated as of December 31, 1996 among Seller, Servicer, Custodian, Agent and Purchaser, as amended, supplemented or otherwise modified from time to time or any successor custody agreement acceptable to the Agent.
          " Cut-Off Date  " means the last day of each Settlement Period.

          " Deemed Collection  " has the meaning set forth in Section 3.04.

          " Default Ratio " means, at any time, the fraction, expressed as a percentage, computed as of the most recent Cut-Off Date (i) the numerator of which is the Unpaid Principal Balance of Receivables that became Defaulted Receivables (net of recoveries) during the preceding Settlement Period ending on such Cut-Off Date and (ii) the denominator of which is the Net Pool Balance during such Settlement Period.

          " Default Reserve " has the meaning set forth in Section 1.04(b)(i)(D) .

          " Defaulted Receivable " means a Receivable and related Contract: (i) as to which any payment, or part thereof, remains unpaid for (x) 30 or more days (or such earlier date as specified in the related Contract) from the original due date for such payment without cancellation of all of the related insurance policies or (y) 181 or more days after cancellation of all such policies, (ii) as to which the Obligor thereof becomes the subject of an Event of Bankruptcy or, if applicable, becomes subject to rehabilitation or similar proceeding (it being understood that Direct Obligors wishing to enter into a new Contract that are subject to bankruptcy proceedings and which have obtained a court order permitting Servicer (without further notification to the Court) to cancel the related Contract, the Receivables under which are or will be included in the Receivables Pool shall not be subject to this clause (ii)), (iii) as to which payments have been extended, or the terms of payment thereof rewritten, whether by amendment, modification or through a new contract without Purchaser's consent, (iv) as to which 45 or more days have passed since receipt of the related unearned premium or notification to Seller or Servicer that the related unearned premium has been fully earned or (v) which is a charged-off Receivable.

          " Delinquency Ratio " means, at any time, the fraction, expressed as a percentage, computed as of the most recent Cut-Off Date (i) the numerator of which is the Unpaid Principal Balance of Delinquent Receivables at such time and
(ii) the denominator of which is the Unpaid Principal Balance of all Receivables in the Receivables Pool at such time.

          " Delinquent Receivable " means a Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for 91 days or more since cancellation.

          " Designated Obligations " means any amounts then owed under this Agreement by Seller or UPAC, which amounts shall have been so designated by the Agent to Seller and UPAC, whether owed to Purchaser, Agent, any other Affected Party or Servicer, other than Earned Discount, Program Fee and Servicer's Fee.

          " Designated Obligor " means, at any time, all Obligors of the Originators except any such Obligor as to which the Agent has, at least three Business Days prior to the date of determination, given notice to Seller that such Obligor shall not be considered a Designated Obligor.

          " Direct Obligor " means, with respect to any Receivable, the borrower of the loan under any Contract.

          " Dollars " means dollars in lawful money of the United States of America.

          " Downgraded Liquidity Bank " means a Liquidity Bank which has been the subject of a Downgrading Event.

          " Downgrading Event " with respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by Standard & Poor's Ratings Group or (ii) P-l by Moody's Investors Service, Inc.

          " Earned Discount " means, for any Yield Period with respect to any Asset Tranche,

                PTI x ER x ED + LF
                     360

           where :

          PTI = the daily average (calculated at the close of business each day) of the Purchaser's Tranche Investment in such Asset Tranche during such Yield Period,

          ER =      the Earned Discount Rate for such Yield Period,

          ED = the actual number of days elapsed during such Yield Period, and

          LF =      the Liquidation Fee, if any, during such Yield Period.

          " Earned Discount Payment Date " with respect to any Asset Tranche means the last day of such Asset Tranche; provided , that with respect to any Asset Tranche accruing Earned Discount at the Adjusted Eurodollar Rate and having an initial Yield Period in excess of one month, the " Earned Discount Payment Date " for such Asset Tranche shall be deemed to occur at the end of each 30-day period that such Asset Tranche is outstanding and on the last day of such Asset Tranche.
          " Earned Discount Rate " means for any Yield Period with respect to any Asset Tranche:

               (a) in the case of an Asset Tranche funded by a Liquidity Advance, either the Adjusted LIBOR Rate or the Base Rate applicable to such Asset Tranche for such Yield Period; and

               (b) for any Asset Tranche funded by Commercial Paper Notes, the CP Rate applicable to such Asset Tranche for the related Yield Period;

 provided , however , that on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing the Earned Discount Rate for each Asset Tranche shall mean a rate per annum equal to the Base Rate plus 2% per annum .

          " Eligible Agent " means a licensed agent of an Eligible Insurance Carrier approved by an Originator in accordance with its Credit and Collection Policy.

          " Eligible Contract " means a Contract substantially in one of the forms set forth in Schedule 6.01(p)-1 or otherwise satisfying the criteria set forth on Schedule 6.01(p)-3 .

          " Eligible Insurance Carrier " shall mean at any date any insurance company that meets each of the following requirements: (a) it is not the subject of any Event of Bankruptcy, and is not otherwise being rehabilitated or supervised and (b) it has a Best's Rating of B- or better or is one of the following: National Council on Compensation Insurance, Inc. or Underwriters at Lloyds, London.

          " Eligible Investments " means any one or more of the following obligations or securities:

               (a) direct non-callable obligations of, and non-callable obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (b) demand and time deposits in, certificates of deposits of, and bankers' acceptances issued by, any depository institution or trust company (including the indenture trustee acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $500,000,000, and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution that is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) have one of the two highest short-term credit rating available from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

               (c)  repurchase obligations with respect to and collateralized by
          (i) any security described in clause (b) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in each case entered into with a depository institution or trust company (acting as principal) of the type described in clause (b) above, provided that the Agent has taken delivery of such security;

               (d) commercial paper (including both non- interest-bearing discount obligations and interest-bearing obligations, but excluding Commercial Paper Notes) payable on demand or on a specified date not more than one year after the date of issuance thereof having the highest short-term credit rating from Moody's and Standard & Poor's Ratings Group at the time of such investment; and

               (e) shares in a mutual fund investing solely in short term securities of the United States government and/or securities described in clause (c) above where the mutual fund custodian has taken delivery of the collateralizing securities, provided that (i) such fund shall have one of the two highest short-term credit rating available from Moody's and Standard & Poor's Ratings Group and (ii) such shares shall be freely transferable by the holder on a daily basis.

          " Eligible Receivable " means, at any time, a Receivable:

               (i) (A) which arose from a fixed rate, fully amortizing loan (x) with a maturity of nine months or less, and (y) (1) for which the minimum down payment is at least 10%, (2) the down payment for which exceeds the related agent's commission, and (3) which loan is at such time fully collateralized by unearned premium and unearned commission such that if the related policy is required to be canceled for non-payment at such time or at any time thereafter the loan is fully collateralized at the time of effectiveness of such cancellation, or
          (B) which arose from a fixed rate, fully amortizing loan (x) with a maturity of between ten and thirty months and (y) the downpayment of which is the greater of 10% or the amount which is required for the unearned premium to fully collateralize the loan and which down payment exceeds the related agent's commission (a Receivable of the type described in this subclause (B) being a " Loan Term B ") (for purposes of this clause (i) , down payment percent shall be computed by rounding to the nearest full 1%);

               (ii) the related loan of which was (1) made (either directly or by purchase of an existing loan) in the ordinary course of business by Seller or an Originator to or on behalf of a Person that used all of the proceeds of such loan to pay premiums on property, business liability, workman's compensation, casualty insurance and other similar types of insurance policies or personal auto insurance policies issued by an Eligible Insurance Carrier and owned by such Person and (2) was fully disbursed to such Eligible Insurance Carrier, its agent or such Person (provided that if such loan was partially disbursed the amount so disbursed shall be eligible hereunder);

               (iii) which, (x) if the perfection of Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code -- Secured Transactions is in force, constitutes a general intangible as defined in the Uniform Commercial Code as in effect in such jurisdiction, and (y) if the perfection of Purchaser's undivided ownership interest therein is governed by the law of any jurisdiction where the Uniform Commercial Code -- Secured Transactions is not in force, Seller has furnished to Purchaser such opinions of counsel and other evidence as has reasonably been requested, establishing to the reasonable satisfaction of Purchaser that such Purchaser's undivided ownership interest and other rights with respect thereto are not significantly less protected and favorable than such rights under the Uniform Commercial Code;

               (iv) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

               (v) the related originating insurance agent of which is an Eligible Agent of an Eligible Insurance Carrier;

               (vi) the Direct Obligor of which is not the Direct Obligor of Receivables in respect of which the insurance policies relating to fifty percent or more of such Receivables (as determined based on the Principal Receivables) have been canceled by Seller, any Originator or Servicer for non-payment;

               (vii) which is not (A) a Delinquent Receivable on the date of its inclusion in the Net Pool Balance or (B) a Defaulted Receivable;

               (viii) the related insurance policy of which is required to be canceled if payment on such Receivable is not received within 30 days of its due date (or, if earlier, the date required in the related Contract);

               (ix) with regard to which the warranty of Seller in Section 6.01(l ) is true and correct;

               (x) (A) the sale of an undivided interest in which does not contravene or conflict with any law, and (B) in the case of Receivables generated by the Originator, the sale of which to Seller does not contravene or conflict with any law;

               (xi) which is denominated and payable only in Dollars in the United States;
               (xii) which arises under a Contract, substantially in the form of
           Schedule 6.01(p)-1 hereto (or, if not in the form of Schedule 6.01(p)-1 , in such form as does not deviate in any material substantive manner from Schedule 6.01(p)-1 or the requirements of Schedule 6.01(p)-3 , in either case, without the express written consent of the Agent), that (w) is in the possession of the Custodian, (ii) has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, (y) was stamped with an assignment to Seller and further assignment of an ownership interest to Purchaser and (z) the terms of which (including payment instructions to the Obligors thereon and the due date thereon) have not been modified unless in accordance with the applicable Credit and Collection Policy;

               (xiii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

               (xiv) which is secured by a first priority perfected security interest in and assignment of the right to cancel all of the insurance policies financed in whole or in part with the proceeds of the related loan upon the occurrence of a default under the related Contract and the right to receive all payments of unearned premiums owed upon such cancellation and, to the extent permitted by applicable law or regulation, the designation of Seller as a loss payee under such policies;

               (xv) which at the time of its designation as a Pool Receivable is not an Adverse Determination Receivable; provided , that upon the Seller becoming obligated to repurchase any such Pool Receivable pursuant to Section 3.07(b) , such Pool Receivable shall cease to be an Eligible Receivable hereunder;
               (xvi) which at the time of its designation as a Pool Receivable does not create or support a nexus with a jurisdiction (x) conducting a formal proceeding, investigation or inquiry that could in the Agent's judgment result in an Adverse Determination or (y) that could require Purchaser to be licensed as a premium finance loan company;

               (xvii) if any Receivables to be included in a Purchase shall result from a bulk or portfolio purchase, unless otherwise provided pursuant to Section 7.06(f) of this Agreement or Section 5.3(e) of the Purchase and Sale Agreement, the Agent shall have approved the inclusion of such Receivables in writing after conducting a collateral audit of the Receivables purchased by Seller or any applicable Originator in a bulk or portfolio purchase;

               (xviii) which (x) satisfies all applicable requirements of the applicable Credit and Collection Policy and (y) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to Seller following thirty days' notice; and

               (xix) as to which the Agent has not notified Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder.

          " Enhancement Provider " means any provider of any credit enhancement or credit support to the Purchaser in connection with receivables purchase facilities entered into by the Purchaser.

          " ERISA " means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

          " ERISA Affiliate " means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code, as in effect from time to time (the " Code ") as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or busi-ness described in clause (ii) above.
          " Eurocurrency Liabilities " has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          " Eurodollar Disruption Event " means, with respect to all Asset Tranches in respect of which Earned Discount for the applicable Yield Period is accruing at the Adjusted Eurodollar Rate, any of the following: (a) a determination by the Purchaser, any Liquidity Bank or the Liquidity Agent that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Asset Tranche for such Yield Period, (b) the failure of Bank of Boston to furnish timely information for purposes of determining the Adjusted Eurodollar Rate, (c) a determination by a Liquidity Bank that the Adjusted Eurodollar Rate does not accurately reflect the cost to such Liquidity Bank of making, funding or maintaining any such Asset Tranche for such Yield Period or (d) the inability of a Liquidity Bank to obtain United States dollars in the London interbank market to make, fund or maintain such Asset Tranche for such Yield Period.

          " Eurodollar Reserve Percentage " means, for any day with respect to an Asset Tranche allocated to Yield Period in respect of which Earned Discount accrues at the Adjusted Eurodollar Rate, means the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against Eurocurrency Liabilities, if such liabilities were outstanding. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the maximum rate described above.

          " Event of Bankruptcy " shall be deemed to have occurred with respect to a Person if either:

               (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such person, the appointment of a trustee, receiver, conservator, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and in the case of any Person other than an Insurance Obligor such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

               (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing. It shall be understood and agreed that Parent's and American Freight System, Inc.'s 1988 insolvency shall not be deemed Events of Bankruptcy hereunder.

          " Excess Concentration Deduction " means the aggregate of each of the following categories:

(A) Insurance Obligors and NCCI. The amount by which (x) the unpaid principal balance of Eligible Receivables having the same Insurance Obligor exceeds (y) the percentage (as shown below) of the unpaid principal balance of all Eligible Receivables (the
          " Concentration Limit" )

          Solely for the purpose of this definition, all the Insurance Obligors
          (i) which operate under a common Pooling Arrangement, (ii) which reinsure all their net business through an Affiliate in a Pooling Arrangement, or (iii) which are otherwise rated by S&P or Moody's with reference to common ownership or management, shall be deemed a single Insurance Obligor.

          1.   If the Insurance Obligor is rated by one of Moody's or S&P:

           Lower of Moodv's/S&P Rating              Concentration Limit
          Aaa/AAA                                  10.0%
          Aa3/AA- to Aa1/AA+                        8.0%
          A3/A-     to  A1/A+                       5.0%
          Baa3/BBB- to  Baa1/BBB+                   3.0%
          Ba1/BB+ and lower                         2.0%

          2. If the Insurance Obligor is not rated by Moody's or S&P but is rated by A.M. Best:

           Best's Rating                            Concentration Limit
          B to A++                                 2.0%
          B-                                       0.5%

          3.   If the Insurance Obligor is one of the following:

           Insurance Obligor               Concentration Limit

          Any of the following
          Insurance Obligors:

          " Lloyd's  "                            4.0%
          (provided that no further significant deterioration, in the opinion of the Agent occurs with respect to Lloyd's claim paying ability).

          Amica Mutual Insurance                  4.0%
          (provided that if such Insurance Obligor is downgraded below "BBB-" by Standard & Poor's Ratings Group, the Concentration Limit for such Obligor shall be reduced to 2.0%)

          Britamco Underwriters, Inc.             4.0%

          " Pooling Arrangement " shall mean a business arrangement under which Affiliates pool 100% of their net business.

          " Affiliate " shall mean, with respect to an insurance carrier, any other insurance carrier operating under common management or ownership.

(B) Direct Obligors. The amount by which (x) the unpaid principal balance of Eligible Receivables having the same Direct Obligor exceeds (y) the percentage (as shown below) of the unpaid principal balance of all Eligible Receivables (the " Concentration Limit")

                                           Concentration Limit
          1.   All Direct Obligors                2.0% each

(C) Agents. The amount by which (x) the unpaid principal balance of Eligible Receivables having the same Agent exceeds (y) the percentage (as shown below) of the unpaid principal balance of all Eligible Receivables (the " Concentration Limit")

                                           Concentration Limit
          1.   The Lockton Companies              10.0%
          2.   Wycon Corp.                        10.0%
          3.   All other Agents                    5.0%

(D) Auto Insurance. The amount by which (x) the unpaid principal balance of Eligible Receivables for personal automobile insurance policies exceeds (y) the percentage (as shown below) of the unpaid principal balance of all Eligible Receivables (the " Concentration Limit")

                                           Concentration Limit
          1.   Personal Auto                       10.0%

(E) Policy Type. The amount by which (x) the unpaid principal balance of Eligible Receivables having a policy type of voluntary or involuntary worker's compensation exceeds (y) the percentage (as shown below) of the unpaid principal balance of all Eligible Receivables (the "Concentration Limit")

                                           Concentration Limit
          1.   Workers compensation policies      30.0%

(F) Loan Terms. The amount by which (x) the unpaid principal balance of Eligible Receivables for policies that have been originated under Loan Term "B" exceeds (y) the percentage (as shown below) of the unpaid principal balance of all Eligible Receivables (the "Concentration Limit")

                                           Concentration Limit

          1.   Loan Term "B"                      5.0%

(G) Direct Obligors as debtors in possession. The amount by which (x) the unpaid principal balance of Eligible Receivables for policies originated with Direct Obligors wishing to enter into new Contracts (and not previously the Direct Obligor on any Contract with Seller or any Originator) already operating under bankruptcy court protection that have received court approval for Servicer to be able to cancel the related insurance policy exceeds (y) the percentage (as shown below) of the unpaid principal balance of all Eligible Receivables (the "Concentration Limit")

                                           Concentration Limit
          1.   Direct Obligors as debtors
               in possession                      2.0%

 it being understood that, for the purposes of the determination of the percentages set forth above: (i) solely for the purposes of subsection (A) , if a Receivable is secured by insurance policies issued by more than one
 Insurance Obligor, the Unpaid Principal Balance of such Receivable shall be allocated among such insurance policies on a reasonable basis and the portion of such Receivable allocated to the insurance policies issued by any single Insurance Obligor shall be deemed to be a separate Receivable, (ii) to the extent that the Unpaid Principal Balance of any Receivable constitutes a portion of any "excess" calculated pursuant to any of subsections (A) to (C) , such portion of such Unpaid Principal Balance of such Receivable shall not be counted under clause (x) or clause (v) of any other of such subsections that would otherwise be applicable thereto, and
 (iii) no Receivable shall be counted under clause (x) or clause (y) of such subsections unless it is both a Pool Receivable and an Eligible Receivable.

          In addition, the Excess Concentration Deduction shall include the amount by which on any Settlement Date the Unpaid Principal Balance of Eligible Receivables with respect to which all or any part of unearned premium has been received from the related Insurance Obligor exceeds one percent (1%) of the Net Pool Balance on such Settlement Date.

          " Excess Yield Ratio " means, at any time, the fraction, expressed as an annualized percentage, computed as of the most recent Cut-Off Date (a) the numerator of which is (i) the sum of, calculated for such Settlement Period, (x) Purchaser's Share of Finance Charge Receivables at such time plus (y) recoveries in respect of Defaulted Receivables received during the Settlement Period for such Cut-Off Date less (ii) the sum of (w) the Servicer's Fee for such Settlement Period plus (x) the Program Fee for such Settlement Period plus (y) the Earned Discount for such Settlement Period plus (z) Defaulted Receivables for such Settlement Period and (b) the denominator of which is the Unpaid Principal Balance of all Receivables in the Receivables Pool for the preceding Settlement Period.

          " Exchange Act " means the Securities and Exchange Act of 1934, as amended.

          " Federal Funds Rate " means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

               (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

               (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

          " Federal Reserve Board " means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

          " Fee Letter  " means the Fee Letter dated as of December 31, 1996.

          " Final Payout Date " means the date following the Termination Date on which Purchaser's Total Investment shall have been reduced to zero and all other amounts payable by Seller under the Transaction Documents shall have been paid in full.

          " Finance Charge Receivable " means the portion of any Pool Receivable that is not the related Principal Receivable, including, without limitation, the right to the payment of finance charges, interest payments, late payment charges, collection fees, extension fees and other amounts actually accrued thereon on a current basis.

          " Indemnified Amounts  " has the meaning set forth in Section 13.01.

          " Indemnified Partv  " has the meaning set forth in Section 13.01.

          " Insurance Obligor " with respect to any Receivable, means any insurance carrier and its Affiliates that has issued and is carrying any of the insurance policies for which premiums are financed in whole or in part with the proceeds of such Receivable; and related Insurance Obligor means with respect to any such Receivable, such insurance carrier.

          " LIBOR Spread  " means the per annum rate set forth in the Fee
Letter.

          " Lien " means a lien, security interest, charge, or encumbrance, or other right or claim of any Person other than (i) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy and (ii) an unfiled lien for taxes accrued but not yet payable.

          " Liquidation Collection Account " has the meaning set forth in Section 3.09(a).

          " Liquidation Date  " means the occurrence of any of the following:
(i) a Liquidation Event, (ii) the Termination Date and (iii) the first day of a Liquidation Period; provided , however , that in the case of a Liquidation Date occurring and existing solely as a result of the occurrence of a Liquidation Event, then upon the waiver or cure of such Liquidation Event, such Liquidation Date shall be deemed not to have occurred.

          " Liquidation Event  " has the meaning set forth in Section 10.01 .

          " Liquidation Fee " means, for each Asset Tranche (or portion thereof) for each day in any Yield Period or Settlement Period (computed without regard to clause (iii) of the proviso of the definition of "Yield Period") during the Liquidation Period, the amount, if any, by which:

               (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period or Settlement Period (as so computed) if such reductions had not been made exceeds,

               (b) the income, if any, received by Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

          " Liquidation Period " means the period commencing on the date on which the conditions precedent to Purchases and Reinvestments set forth in
 Section 5.02 are not satisfied (or expressly waived by Purchaser) and the Agent shall have notified Seller and the Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

          " Liquidation Program Fee Rate " has the meaning set forth in the Fee Letter.

          " Liquidity Advance " means an advance by the Liquidity Banks to the Purchaser under the Liquidity Agreement.

          " Liquidity Agent " means Bank of Boston as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Bank of Boston in such capacity.

          " Liquidity Agreement " means that certain Liquidity Agreement of even date herewith among EagleFunding Capital Corporation, as Borrower, Bank of Boston and certain other Liquidity Banks, the Liquidity Agent, and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          " Liquidity Bank " means any one of, and " Liquidity Banks " means all of, the commercial lending institutions that are at any time parties to the Liquidity Agreement as "Liquidity Providers."

          " Liquidity Fee  " has the meaning set forth in Section 4.01(b) .

          " Liquidity Fee Rate  " has the meaning set forth in the Fee Letter.

          " Loan Term 'B' " has the meaning set forth in clause (i)(B) of the definition of " Eligible Receivable ."

          " Lock-Box Agreement " means a letter agreement, in substantially the form of Exhibit 5.01(g) , among Seller, the Originator whose Receivables are the subject of such letter agreement, and any Lock-Box Bank.

          " Lock-Box Bank " means any of the banks holding one or more lock-box accounts for receiving or concentrating Collections of Pool Receivables.

          " Material Adverse Effect " with respect to any event or circumstance, a material adverse effect on:

               (i) the business, assets, financial condition, operations or prospects of Seller, an Originator or Parent;

               (ii) the ability of Seller, an Originator or Parent to perform its obligations under this Agreement or any other Transaction Document;

               (iii) the validity, enforceability or collectibility of this Agreement, any other Transaction Document, the Receivables or the related Contracts; or

               (iv) the status, existence, perfection, priority or enforceability of Purchaser's interest in the Pool Receivables.

          " Moody's " means Moody's Investors Service, Inc., or any successor thereof.

          " Net Excess Contract Yield " means, with respect to any Receivable on the date of the Purchase or Reinvestment with respect thereto, the interest rate on the related Contract minus carrying costs minus net defaults; where
" carrying costs " means the sum of the then applicable Earned Discount Rate plus the then applicable Program Fee Rate plus the then applicable Servicer Fee Rate; and where " net defaults " means a fraction (expressed as a percentage) the numerator of which was the amount of Receivables that became Defaulted Receivables (net of recoveries) during the preceding Settlement Period (or calendar month) and the denominator of which is the Net Pool Balance as of the beginning of such Settlement Period (or calendar month)

          " Net Pool Balance " means at any time the Unpaid Principal Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the aggregate Excess Concentration Deduction at such time.

          " Non-Use Rate  " has the meaning set forth in the Fee Letter.

          " Obligor " means any Person directly or indirectly obligated to make payments on or with respect to any Receivable. Such term shall include, without limitation, any Direct Obligor and all Insurance Obligors pursuant to a Contract.

          " Originator " means APR, UPAC, UPAC of California or any other wholly-owned direct or indirect Subsidiary of Parent that becomes a party to the Purchase and Sale Agreement as an "Originator" thereunder, and " Originators " means all such Persons collectively.

          " Parent Support Agreement " means that certain Parent Support Agreement of even date herewith executed by the Parent in favor of the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          " Permitted Dividend " means any dividend that is to be paid by Seller to APR prior to the Liquidation Date out of payments or distributions made by Servicer to Seller under Sections 3.02(c ) or (d) or out of Seller's Share of Collections on account of Principal Receivables.

          " Person " means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

          " Pool Receivable  " means a Receivable in the Receivables Pool.

          " Principal Receivable " means the portion of any Pool Receivable that is related to the unpaid principal of the related loan.

          " Program Fee  " has the meaning set forth in Section 4.01(b).

          " Program Fee Rate " has the meaning set forth in the Fee Letter.

          " Program Information  " has the meaning set forth in Section 14.08 .

          " Purchase  " has the meaning set forth in Section 1.01 .

          " Purchase and Sale Agreement " means that certain Purchase and Sale Agreement dated as of December 31, 1996 among Seller, the Originators from time to time parties thereto and the Servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          " Purchase and Sale Termination Event " has the meaning set forth in the Purchase and Sale Agreement.

          " Purchase Limit  " has the meaning set forth in Section 1.01.

          " Purchase Termination Date " means that day on which a Liquidation Event has occurred and is continuing, and

               (a) the Agent declares a Purchase Termination Date in a notice to Seller in accordance with Section 10.02(a) ; or
               (b) in accordance with Section 10.02(b) , becomes the Purchase Termination Date automatically.

          " Purchaser  " has the meaning set forth in the preamble.

          " Purchaser's Share  " had the meaning set forth in Section 1.04(b) .

          " Purchaser's Share of Collections " has the meaning set forth in Section 1.04(b) .

          " Purchaser's Share of Defaulted Receivables " has the meaning set forth in Section 1.04(b) .

          " Purchaser's Total Investment " means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.01 , less (b) the aggregate amount of Collections theretofore received and actually distributed to Purchaser on account of such Purchaser's Total Investment pursuant to Section 1.03 .

          " Purchaser's Tranche Investment " means in relation to any Asset Tranche the amount of the Purchaser's Total Investment allocated by the Agent to an Asset Tranche pursuant to Section 2.01 , provided , that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Purchaser's Total Investment.

          " Qualifying Liquidity Bank " means a Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by Standard & Poor's Ratings Group and (ii) P-1 by Moody's Investors Service, Inc.

          " Receivable " means the indebtedness of any Obligor under a Contract whether constituting an account, chattel paper, an instrument, investment property, or a general intangible, and includes (i) the right to payment of such indebtedness and any interest or finance or late charges or penalties and other obligations of such Obligor with respect thereto, (ii) all other rights under such Contract, including insurance policy cancellation rights,
(iii) all right, title and interest of Seller and the applicable Originator in, to and under the insurance contract underlying such Contract and any and all other direct or indirect guaranties or security therefor, and (iv) all proceeds of the foregoing.

          " Receivables Pool " means at any time all then outstanding Receivables owned by Seller, other than (i) Receivables theretofore reconveyed to Seller pursuant to Section 3.07 and (ii) the Receivables specifically excluded from the Receivables Pool in a written certificate, executed and delivered by Purchaser and Seller on or before the date of the initial Purchase hereunder.

          " Regulation D " means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

          " Regulator " means any federal, state or local regulatory or governmental body, agency or official.

          " Regulatory Change " means, relative to any Affected Party

               (a) any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) any

                    (i) United States federal or state law or foreign law applicable to such Affected Party;

                    (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                    (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

               (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i) ,
           (a)(ii) or  (a)(iii)  above.

          " Reinvestment  " has the meaning set forth in Section 1.03 .

          " Related Security " means, with respect to any Pool Receivable (i) all of Seller's right, title and interest in and to all Contracts or other agreements that relate to such Pool Receivable, (ii) all of Seller's interest in the insurance policies, if any, relating to such Pool Receivable including, without limitation, the right to terminate such policies and to receive unearned premiums payable upon such termination and, to the extent permitted by applicable law or regulations, the designation of Seller as first priority loss payee under such insurance policies, (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise, (iv) the assignment to Purchaser of all UCC financing statements and notices to insurance companies covering any collateral securing payment of such Pool Receivable, (v) all of the Seller's rights and remedies in, to and under the Purchase and Sale Agreement and the Parent Support Agreement, and (vi) all guaranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise. The interest of Purchaser in any Related Security is only to the extent of its Asset Interest, as more fully described in the definition of Asset Interest.

          " Reserve Percentage " has the meaning set forth in Section 1.04(b)(i)(D) .

          " Scheduled Termination Date " means December 30, 1999. The Scheduled Termination Date may be extended for an additional period of one year by written notice of request given by Seller to the Agent at least 60 days prior to the then current Scheduled Termination Date, and written notice of acceptance given by the Agent and the Purchaser not later than 45 days thereafter.

          " Secured Parties " means Purchaser, the Agent, the Liquidity Banks, the Indemnified Parties and the Affected Parties.

          " Securitv Agreement " means the Security Agreement of even date herewith between Purchaser, as grantor, and the Collateral Agent, as secured party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          " Seller  " has the meaning set forth in the preamble .

          " Seller Information " has the meaning set forth in Section 14.07(a) .
          " Seller Partv  " has the meaning set forth in Section 14.07(a) .

          " Seller Order " means a direction letter, in such form as the Agent and Seller may approve, specifying the Eligible Investments in which funds in the Collection Account shall be invested pursuant to Section 3.09 .

          " Seller's Share " means, on any day, (a) with respect to Principal Receivables, one (1) minus the Purchaser's Share with respect to Principal Receivables on such day and (b) with respect to Finance Charge Receivables, zero, subject, however, to the applications set forth in Section 3.2 .

          " Seller's Share of Collections " on account of Principal Receivables means on any day an amount equal to the product of (x) the related Seller's Share with respect to Principal Receivables on such day and (y) the amount of Collections on account of Principal Receivables on such day.
" Seller's Share of Collections " on account of Finance Charge Receivables shall be calculated on each Settlement Date and shall be equal to the amount payable to Seller pursuant to Section 3.2(c ) and (d) .

          " Servicer  " has the meaning set forth in Section 8.01(a).

          " Servicer Transfer Event " has the meaning set forth in Section 8.01(b)

          " Servicer's Fee  " accrued for any day means

               (a) an amount equal to the product of (x) 1.00% per annum , times (y) the amount of the Purchaser's Total Investment at the close of business on such day,  times (z) 1/360; or

               (b) on and after the date the Backup Servicer shall be the Servicer, an amount equal to (x) 1.00% per annum , times (y) the Net Pool Balance, times (z) 1/360.

          " Settlement " means the payments and other actions provided for on the Cut-Off Date for each Settlement Period.

          " Settlement Date " means the 10th Business Day of each calendar month, and each day after the occurrence of the Termination Date that the Agent shall so designate as such.

          " Settlement Period  " means

               (a) the period from the date of the initial Purchase hereunder to the close of business on the last day of the same calendar month; and

               (b) thereafter, each period from the opening of business on the first day of each calendar month to and including the close of business day on the last day of such calendar month;

 provided ,  however , that

                    (i) any Settlement Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                    (ii) the last Settlement Period shall end on the Final
               Payout Date.

          " Settlement Statement " has the meaning set forth in Section 3.03(a) .

          " S&P " means Standard and Poor's Corporation, or any successor thereof.

          " Subordinated Note " means any of the Subordinated Intercompany Revolving Notes executed by the Seller in favor of an Originator under and pursuant to the Purchase and Sale Agreement (as the same may be amended, restated, substituted or otherwise modified from time to time), and " Subordinated Notes " means all such notes collectively.

          " Subsidiary " means a corporation of which Seller, APR, UPAC, UPAC of California, any other Originator or Parent and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

          " Subordinated Line " means that certain subordinated credit line available from the Parent for each of the Originators, collectively, in the form and as to dollar amount approved by the Agent.

          " Successor Notice  " has the meaning set forth in Section 8.01(b) .

          " Tax Sharing Agreement " means that certain Tax Sharing Agreement among the Parent and its consolidated subsidiaries, a copy of which is attached as Exhibit 5.01(r) .

          " Termination Date  " means the earliest of

               (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Banks' commitments under the Liquidity Agreement;

               (b)  the Purchase Termination Date; and

               (c)  the Scheduled Termination Date.

          " Transaction Documents " means this Agreement, the Purchase and Sale Agreement, the Parent Support Agreement, the Liquidity Agreement, the Custody Agreement, the Backup Servicing Agreement, the Fee Letter, the Lock-Box Agreements and the other documents to be executed and delivered in connection herewith and therewith.

          " UCC " means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

          " Unmatured Liquidation Event " means any event which, with the giving of notice or lapse of time, or both, would become a Liquidation Event.

          " UPAC  " has the meaning set forth in the Preamble.

          " UPAC of California " means UPAC of California, Inc., a California corporation.

          " Unpaid Balance " of any Receivable means at any time the Unpaid Principal Balance thereof plus the unpaid amount thereof consisting of Finance Charge Receivables.

          " Unpaid Principal Balance " of any Receivable means at any time the unpaid principal amount thereof.

          " Weekly Report  " has the meaning set forth in Section 3.03(b) .

          " Weekly Report Date " means Tuesday of each calendar week, or, if such day is not a Business Day, the immediately succeeding Business Day.

          " Yield Period  " with respect to any Asset Tranche means:

              (a) if Earned Discount is computed by reference to the CP Rate, a period of 1 to and including 45 days;

              (b) if Earned Discount in respect thereof is computed by reference to the Adjusted Eurodollar Rate, a period of one, two or three months; and

              (c) if Earned Discount in respect thereof is computed at the Base Rate, a period of 1 to and including 29 days, in each case, as selected by the Seller (subject to the approval of the Agent) in accordance with Section 2.01; provided, however, that from and after the Liquidation Date, the Agent shall have the right to allocate outstanding Purchaser's Total Investment to Yield Periods of such duration as shall be selected by it; and provided, further, that:

          (i) any Yield Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided , however , that if Earned Discount in respect of such Yield Period is computed by reference to the Adjusted Eurodollar Rate, and such next succeeding Business Day is in the next calendar month, then such Yield Period shall end on the next preceding Business Day;

          (ii) whenever any Yield Period as to which Earned Discount accrues at the Adjusted Eurodollar Rate commences on the last Business Day in a month or on a day for which there is no numerically corresponding day in the month in which such Yield Period ends, the last day of such Yield Period shall occur on the last Business Day of the last complete month through which such Yield Period was scheduled to remain in effect;

          (iii) if a CP Disruption Event shall have occurred and be continuing, the Purchaser, or the Agent on the Purchaser's behalf, may, upon notice to the Seller, terminate any Asset Tranche then in effect and funded by Commercial Paper Notes;

          (iv) all Yield Periods which commence before the Liquidation Date and would otherwise end on a date occurring after the Liquidation Date shall end on the Liquidation Date;

          (v) if the Purchaser or any Liquidity Bank shall notify the Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of " Eurodollar Disruption Event " has occurred, the Agent shall in turn so notify the Seller, whereupon all Asset Tranches in respect of which Earned Discount accrues at the Adjusted Eurodollar Rate for the then current Yield Period shall immediately be converted into Asset Tranches in respect of which Earned Discount accrues at the Base Rate for the remainder of such Yield Period; and

          (vi) if the Purchaser and the Seller shall not have agreed as to the reallocation and funding of any Asset Tranche in respect of which the Yield Period is expiring by the close of business on the third Business Day preceding the date of such expiration, then the Purchaser's Tranche Investment allocated to such Asset Tranche shall be allocated to Asset Tranches accruing Yield at either the Adjusted Eurodollar Rate or the CP Rate, as selected by the Purchaser by notice thereof to the Agent, for a Yield Period of 30 days.

The Purchaser shall, on the first day of each Yield Period, notify the Agent of the Earned Discount Rate for the Purchaser Tranche Investment allocated to each such Yield Period.

          B. Other Terms . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein) are used herein as defined in such
Article 9.

          C. Computation of Time Periods . Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".







                              SCHEDULES AND EXHIBITS
                        to Receivables Purchase Agreement


                                    SCHEDULES

SCHEDULE    6.01(j)       Description of Litigation of Seller
SCHEDULE    6.01(n)       List of Offices of Seller where Records Are
                          Kept
SCHEDULE    6.01(o)       List of Lock-Box Banks
SCHEDULE    6.01(p)-1     Forms of Contracts
SCHEDULE    6.01(p)-2     Description of Credit and Collection Policy
SCHEDULE    6.01(p)-3     Contract Term Criteria
SCHEDULE    6.02(h)       Description of Material Adverse Changes of
                          UPAC
SCHEDULE    6.02(i)       Description of Litigation of UPAC
SCHEDULE    6.02(k)       List of Offices of UPAC
SCHEDULE    6.03(h)       Description of Material Adverse Changes of
                          Parent
SCHEDULE    6.03(i)       Description of Litigation of Parent
SCHEDULE    7.03(h)       Schedule of Indebtedness of Seller
SCHEDULE    7.06(i)       Schedule of Indebtedness of UPAC

                                     EXHIBITS

EXHIBIT     1.02          Form of Notice
EXHIBIT     3.03(a)       Form of Settlement Statement
EXHIBIT     3.03(b)       Form of Weekly Report
EXHIBIT     5.01(g)       Form of Lock-Box Agreement
EXHIBIT 5.01(k)-1 Form of Opinion of Counsel for Seller as to Authority, Perfection, Etc.
EXHIBIT     5.01(k)-2     Form of Opinion of Counsel for Parent as to
                          Authority, Etc.
EXHIBIT     5.01(1)-1     Form of "True Sale" Opinion of Counsel for
                          Seller
EXHIBIT 5.01(l)-2 Form of "Non-Substantive Consolidation" Opinion of Counsel for Seller
EXHIBIT     5.01(q)-1     Form of Pay-Off Letter - Norwest
EXHIBIT     5.01(q)-2     Form of Pay-Off Letter - Bank of Boston
EXHIBIT     5.01(r)       Tax Sharing Agreement
EXHIBIT     7.02(j)-1     Notice to Obligors
EXHIBIT     7.02(j)-2     Notice to Insurance Carriers